UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TRILOGY METALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of

Annual Meeting

of Shareholders

&

Management

Information Circular

MEETING TO BE HELD MAY 22, 2019

Trilogy Metals Inc.

Suite 1150, 609 Granville

Vancouver, British Columbia

Canada V7Y 1G5

Tel: 604-638-8088 or 1-855-638-8088

Fax: 604-638-0644

Website: www.trilogymetals.com

TRILOGY METALS INC.
Suite 1150, 609 Granville Street
Vancouver, British Columbia V7Y 1G5

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Trilogy Metals Inc. (the “Company”, “Trilogy”, or “Trilogy Metals”) will be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 on Wednesday, May 22, 2019 at 10:00 a.m. (Vancouver time), for the following purposes:

1.	To receive the Annual Report of the directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2018, together with the Report of the Auditors thereon;

2.	To elect the Directors of the Company for the forthcoming year;

3.	To appoint the Auditors of the Company for the forthcoming year and to authorize the Audit Committee to fix the Auditors’ remuneration;

4.	To consider and, if deemed advisable, pass an ordinary resolution approving all unallocated entitlements to be settled in Common Shares from treasury under the Restricted Share Unit Plan;

5.	To consider and, if deemed advisable, pass an ordinary resolution approving all unallocated entitlements to be settled in Common Shares from treasury under the Deferred Share Unit Plan;

6.	To consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company's Named Executive Officers; and

7.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on March 25, 2019 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by registered Shareholders must be returned to the Company:

(a)	by delivering the proxy to the Company’s transfer agent, Computershare Investor Services Inc. at its office at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, for receipt no later than May 17, 2019, at 10:00 a.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare Investor Services Inc., Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 17, 2019 at 10:00 a.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 17, 2019 at 10:00 a.m. (Vancouver time).

Non-registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered Shareholders can be found on page 2 of the attached Circular.

DATED at Vancouver, British Columbia, this 25TH day of March, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

“Rick Van Nieuwenhuyse”

Rick Van Nieuwenhuyse, President and Chief Executive Officer

TRILOGY METALS INC.
MANAGEMENT INFORMATION CIRCULAR

-i-

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (“CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF TRILOGY METALS INC. for use at the Annual Meeting of Shareholders of the Company to be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 at 10:00 a.m. (Vancouver time) on May 22, 2019 (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Company anticipates this Circular, proxy materials and form of proxy will be first mailed to Shareholders on or about April 1, 2019.

Solicitation of proxies from registered Shareholders will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company, and all costs thereof will be paid by the Company. The Company estimates such fees and costs to be nominal.

There are two kinds of non-registered, or beneficial, Shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non Objecting Beneficial Owners).

Non-registered Shareholders who have not objected to their intermediary disclosing certain information about them to the Company are referred to as “NOBOs”, whereas non-registered Shareholders who have objected to their intermediary disclosing ownership information about them to the Company are referred to as “OBOs”. In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send the Notice of Meeting, the Circular and the related form of proxy or voting instruction form indirectly to the NOBOs and to the OBOs through their intermediaries. Unless required pursuant to U.S. proxy rules, the Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the proxy related materials and Form 54-101F7, and in the case of an OBO, the OBO will not receive these materials unless the OBOs intermediary assumes the cost of delivery.

The Company will not transmit proxy materials using notice-and-access.

General

Unless otherwise specified, the information in this Circular is current as at March 25, 2019. Unless otherwise indicated, all references to “$” or “US$” in this circular refer to United States dollars. References to “C$” in this Circular refer to Canadian dollars.

Copies of this Circular and proxy-related materials, as well as the Company’s financial statements to be received at the Meeting and related MD&A and other information comprising the Company’s annual report, are available on the Company’s website at www.trilogymetals.com and under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Record Date and Quorum

The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on March 25, 2019 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of his or her common shares of the Company (“Common Shares”) satisfactory to the Board and a request for his or her name to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date (the “Shareholders”) will be entitled to vote at the Meeting. No cumulative rights are authorized and dissenter’s rights are not applicable to any matters being voted upon. Such registered Shareholders will be entitled to one vote per Common Share.

Two or more persons who are, or who represent by proxy, holders of at least 5% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting of Common Shares

Registered Shareholders

Registered Shareholders have two methods by which they can vote their shares at the Meeting, namely in person or by proxy. To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the meeting.

Shareholders who do not wish to attend the Meeting or do not wish to vote in person, can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

(a)	by delivering the proxy to the Toronto office of the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) at its office at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, for receipt not later than May 17, 2019 at 10:00 a.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare, Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 17, 2019 at 10:00 a.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 17, 2019 at 10:00 a.m. (Vancouver time).

The persons named in the enclosed form of proxy are an officer of the Company and counsel to the Company. Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada and the United States, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms) or Cede & Co. (operated by the Depository Trust Company), respectively. Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder except in limited cases for certain “routine” matters. An example of a “routine” matter includes the appointment of the Auditors, which is considered the only “routine” matter to be voted upon at the Meeting. Otherwise, without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients, which is generally referred to as a “broker non-vote.” Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person if such Shareholders want their votes to count on all matters to be decided at the Meeting.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically uses its own form of proxy, mails those forms to the non-registered Shareholders and asks non-registered Shareholders to either return the proxy forms to Broadridge or alternatively provide voting instructions by using the Broadridge automated telephone system. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A non-registered Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of the Meeting in accordance with Broadridge’s instructions in order to have the shares voted.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as a proxyholder for the registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder for the registered Shareholder should enter their own names in the blank space on the form of proxy provided to them by their broker (or agent) and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the enclosed proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold or abstain from voting, or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote in accordance with the recommendations of management of the Company.

Proxies must be received by the Toronto office of Computershare, located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 not later than May 17, 2019 at 10:00 a.m. (Vancouver time).

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it by instrument in writing, executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a Company, under its corporate seal, and deposited either with the Company’s transfer agent, Computershare at its Vancouver office at 510 Burrard Street, 2nd Floor, Vancouver, BC, V6C 3B9 or with the Company’s legal counsel, Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof or with the chairman of such Meeting on the date of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. A Shareholder attending the Meeting has the right to vote in person and if he does so, his proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting.

Voting Standards

Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote. Abstentions and broker non-votes will not be counted either in favor of or against any proposal or either for or withheld in the election of directors, and, therefore, will have no effect on the outcomes of any proposal or election of directors.

Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction. Broker non-votes may exist in connection with the election of directors.

The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	For; Withhold	Plurality of votes - nominees receiving the nine highest number of votes at the meeting will be elected*	No effect

Appointment of Auditors	For; Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Approving Unallocated Entitlements under the Restricted Share Unit Plan	For, Against, Abstain	Simple majority of votes cast	No effect. Abstentions and broker non-votes will not be counted in favour or against the proposal and will therefore have no effect.

Approving Unallocated Entitlements under the Deferred Share Unit Plan	For; Against; Abstain	Simple majority of votes cast	No effect. Abstentions and broker non-votes will not be counted in favour or against the proposal and will therefore have no effect.

Non-Binding Advisory Vote on Executive Compensation	For; Against; Abstain	Simple majority of votes cast	No effect. Abstentions and broker non-votes will not be counted in favour or against the proposal and will therefore have no effect.

* See “Election of Directors” for a description of the Company’s Majority Voting Policy. In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the policy requires that the nominee shall tender his or her written resignation to the chair of the Board.

MATTERS TO BE ACTED UPON AT MEETING

Election of Directors

The number of directors of the Company is currently determined at nine. At the Meeting, Shareholders will be asked to elect nine directors to the Board.

The proposed nominees in the list that follows are, in the opinion of management, well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as directors, if elected. The term of office of each director elected will be until the next annual meeting of the Shareholders of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated, in accordance with the Articles of the Company and the provisions of the Business Corporations Act (British Columbia).

The Board adopted a Majority Voting Policy on March 28, 2013, as amended March 14, 2017, stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering all factors deemed relevant. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and announce its decision by press release. Absent exceptional circumstances, the Board will be expected to accept the resignation which will be effective on such date. The policy does not apply in circumstances involving contested director elections. See “Statement of Corporate Governance Policies – Majority Voting Policy”.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxyholders named in the accompanying form of proxy reserve the right to vote for such other nominee in their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Independence	Principal Occupation	Director Since (5)

Tony Giardini (1)(2) British Columbia, Canada	Independent	Chief Financial Officer of Kinross Gold Corporation	January 2012

James Gowans British Columbia, Canada	Expected to be Independent	Independent director of various companies	N/A

William Hayden(2)(3) New South Wales, Australia	Independent	Self-employed Geologist	June 2015

William Iggiagruk Hensley(3) Alaska, USA	Independent	Distinguished Visiting Professor of Business and Public Policy at the University of Alaska Anchorage	December 2017

Gregory Lang (3)(4) Utah, USA	Independent	President and Chief Executive Officer of NOVAGOLD Resources Inc.	January 2012

Kalidas Madhavpeddi (1)(3) Arizona, USA	Independent	President of Azteca Consulting LLC	January 2012

Name, Province or State and Country of Residence	Independence	Principal Occupation	Director Since (5)

Janice Stairs (2)(4) Nova Scotia, Canada	Independent	General Counsel to Namibia Rare Earths Inc.	April 2011

Rick Van Nieuwenhuyse (5) British Columbia, Canada	Non-Independent	President and Chief Executive Officer of the Company	April 2011

Diana Walters (1)(4) Texas, USA	Independent	Manager and Founder of 575 Grant LLC	May 2016

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Environment, Health, Safety and Technical (“EHST”) Committee.
(4)	Member of the Corporate Governance and Nominating Committee.
(5)	The term of office for each director expires as at the date of each annual general meeting unless such director is re-elected at that annual general meeting. Gerald McConnell, currently a director of the Company, will not be standing for re-election at the Meeting.

Refer to Section “Information Concerning the Board of Directors and Executive Officers” for further information regarding the above directors.

See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” for details on share ownership and the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed director.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants (“PwC”), located at 250 Howe Street, 14th Floor, Vancouver, British Columbia, Canada. PwC were first appointed auditors of the Company on March 28, 2012 by the shareholders of NOVAGOLD Resources Inc. (“NOVAGOLD”) prior to the spin out of Trilogy in April 2012. The Shareholders will be asked at the Meeting to vote for the appointment of PwC as auditors of the Company until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the Audit Committee. To the Company's knowledge, a representative from PwC will not be present at the Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

In the absence of a contrary instruction, it is intended that all proxies received will be voted FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors upon the recommendation of the Audit Committee.

A table setting forth the fees paid by the Company to PwC, its independent auditor, during the fiscal years ended November 30, 2018, 2017 and 2016 is set forth below.

	Year Ended November 30
	2018 $	2017 $
Audit Fees (1)	131,250	117,000
Audit Related Fees (2)	7,257	7,000
Tax Fees (3)	-	-
All Other Fees (4)	56,700	-
Total	195,207	124,000

(1)	“Audit Fees” are the aggregate fees billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.
(3)	“Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are fees charged by PwC for services not described above. The 2018 fees are for PwC’s services in connection with the Company’s base shelf prospectus filing and the April 2018 prospectus supplement.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 2018. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2018, for filing with the SEC, which Annual Report is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.

Audit Committee of the Board
Kalidas Madhavpeddi, Chair

Tony Giardini

Diana Walters

Approval of Continuation of Restricted Share Unit Plan

Background and Approval

Pursuant to TSX rules, every three years following institution of the Company’s Restricted Share Unit Plan (the “RSU Plan”), Shareholders must approve all unallocated entitlements issuable pursuant thereto. Shareholders approved the RSU Plan in 2016. The RSU Plan is in the same form as the plan previously approved by Shareholders.

The Board has adopted the RSU Plan for the benefit of the Company’s employees, directors and consultants. The RSU Plan has been established to assist the Company in the recruitment and retention of highly qualified employees, directors and eligible consultants by providing a means to reward performance, to motivate participants under the RSU Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the RSU Plan, to better align the interests of participants with the long-term interests of Shareholders.

The Board intends to use Restricted Share Units (‘‘RSUs’’) issued under the RSU Plan, as well as options issued under the Company’s Equity Incentive Plan (the “Equity Incentive Plan”), as part of the Company’s overall executive compensation plan. Since the value of RSUs increase or decrease with the price of the Common Shares, RSUs reflect a philosophy of aligning the interests of executives with those of the Shareholders by tying executive compensation to share price performance. In addition, RSUs assist in the retention of qualified and experienced executives by rewarding those individuals who make a long term commitment.

At the Meeting, Shareholders will be asked to vote FOR a resolution substantially in the following form (the “RSU Plan Resolution”):

“BE IT RESOLVED THAT:

1.	The unallocated entitlements to be settled in Common Shares issued from treasury under the Trilogy Restricted Share Unit Plan are hereby approved and Trilogy will have the ability to issue Restricted Share Units which may be settled in Common Shares issued from treasury until the date that is three years from the date of the Meeting, being May 22, 2022; and

2.	Any director or officer of Trilogy be and is hereby authorized, for and on behalf of Trilogy, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.”

In order to approve the continuation of the RSU Plan, the RSU Plan Resolution must be passed by a majority of the votes cast by Shareholders who, being entitled to do so, vote in person or by proxy on the RSU Plan Resolution.

In the event that the resolution to approve the unallocated entitlements to be settled in Common Shares issued from treasury under the RSU Plan is not passed by the requisite number of votes cast at the Meeting, the Company will not have the ability to settle RSUs granted under the RSU Plan in Common Shares issued from treasury, and the Company will only be permitted to grant further unallocated awards under the RSU Plan to be settled in cash or in Common Shares purchased in the open market. Previously allocated RSUs under the RSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the unallocated entitlements to be settled in Common Shares issued from treasury under the RSU Plan. Any RSUs that have been terminated, cancelled or that have expired will be available for re-granting, but will not be able to be settled in Common Shares issued from treasury.

The Board of Directors of the Company has unanimously concluded that the approval of the continuation of the RSU Plan is in the best interest of the Company and its Shareholders, and recommends that Shareholders vote IN FAVOUR of the RSU Plan Resolution. The Company has been advised that the directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the RSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the RSU Plan Resolution. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

Summary of the RSU Plan

The following is a summary of the RSU Plan, which is qualified in its entirety by reference to the complete copy of the RSU Plan which is filed on EDGAR under the Company’s profile at www.sec.gov/edgar and a copy of which is attached as Appendix C.

Eligible Participants

The RSU Plan is administered by the Compensation Committee of the Board. Employees, directors and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the RSU Plan, of which there are approximately 22 persons. In accordance with the terms of the RSU Plan, the Company, under the authority of the Board of Directors through the Committee, will approve those employees, directors and eligible consultants who are entitled to receive RSUs and the number of RSUs to be awarded to each participant. RSUs awarded to participants are credited to them by means of an entry in a notional account in their favour on the books of the Company. Each RSU awarded conditionally entitles the participant to receive one Common Share (or the cash equivalent) upon attainment of the RSU vesting criteria.

Vesting

The vesting of RSUs is conditional upon the expiry of a time-based vesting period. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined at the time of the grant by the Compensation Committee.

Once the RSUs vest, the participant is entitled to receive the equivalent number of underlying Common Shares or cash equal to the Market Value of the equivalent number of Common Shares. The vested RSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share is defined in the RSU Plan and means, as at any date (if the Common Shares are listed and posted for trading on the TSX), the arithmetic average of the closing price of the Common Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date. The RSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Compensation Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such RSUs. The expiry date of RSUs will be determined by the Committee at the time of grant. However, the maximum term for all RSUs is two years after the participant ceases to be an employee or eligible consultant of the Company. All unvested or expired RSUs are available for future grants.

Maximum Number of Common Shares Issued

RSUs may be granted in accordance with the RSU Plan provided the aggregate number of RSUs outstanding pursuant to the RSU Plan from time to time shall not exceed 3% of the number of issued and outstanding Common Shares from time to time.

The RSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the RSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the RSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of outstanding Common Shares.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the RSU Plan, RSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, in such case, at the Company’s discretion (unless otherwise provided in the applicable Grant Agreement), all or a portion of such participant’s RSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited RSUs are available for future grants.

Transferability

RSUs are not assignable or transferable other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall enure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the RSU.

Amendments to the RSU Plan

The Board may, at any time and from time to time, without shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan, to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan, to change the vesting provisions of RSUs, to change the termination provisions of RSUs or the RSU Plan that does not entail an extension beyond the original expiry date of the RSU, to preserve the intended tax treatment of the benefits provided by the RSU Plan, as contemplated therein, or any amendments necessary or advisable because of any change in applicable laws; provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in (i) an increase in the maximum number of Common Shares issuable pursuant to the RSU Plan other than as already contemplated in the RSU Plan; (ii) an extension of the expiry date for RSUs granted to insiders under the RSU Plan; (iii) other types of compensation through Common Share issuance; (iv) expansion of the rights of a participant to assign RSUs beyond what is currently permitted in the RSU Plan; or (v) the addition of new categories of participants, other than as already contemplated in the RSU Plan.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to RSUs awarded under the RSU Plan. The following description applies to RSUs that are subject to U.S. federal income tax. The grant of RSUs should not result in taxable income to the participant in the RSU Plan (the “Participant”) at the time of grant. When RSUs are paid out, the Participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the RSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by any particular group or employee in the future with respect to unallocated rewards.

Awards Outstanding Under the RSU Plan

Name and Position	Dollar Value ($)(3)		Number of Units(1)

Rick Van Nieuwenhuyse President & CEO	C$	282,252	141,667

Elaine Sanders Vice President, CFO & Corporate Secretary	C$	141,126	70,834

Executive Group	C$	423,378	212,501

Non-Executive Director Group		-	-

Non-Executive Officer Employee Group		-	-

Total	C$	423,378	212,501	(2)

(1)	RSUs outstanding as of March 25, 2019.
(2)	Represents 0.2% of the issued and outstanding Common Shares as at March 25, 2019.
(3)	Amount based on the fair value of the grants as at the grant date.

Approval of Continuation of Deferred Share Unit Plan

Background and Approval

Pursuant to TSX rules, every three years following institution of the Company’s Deferred Share Unit Plan (the “DSU Plan”), Shareholders must approve all unallocated entitlements issuable pursuant thereto. Shareholders approved the DSU Plan in 2016. The DSU Plan is in the same form as the plan previously approved by Shareholders.

The Board has adopted the DSU Plan for the benefit of the Company’s non-executive directors. The DSU Plan has been established to assist the Company in the recruitment and retention of qualified persons to serve on the Board and, through the proposed issuance by the Company of Common Shares under the DSU Plan, to promote better alignment of the interests of directors and the long-term interests of Shareholders.

The Board intends to use the Deferred Share Units (‘‘DSUs’’) issued under the DSU Plan, as well as options issued under the Equity Incentive Plan and RSUs issued under the RSU Plan, if any, as part of the Company’s overall director compensation plan. Since the value of DSUs increase or decrease with the price of the Common Shares, DSUs reflect a philosophy of aligning the interests of directors with those of the Shareholders by tying compensation to share price performance.

At the Meeting, Shareholders will be asked to vote FOR a resolution substantially in the following form (the “DSU Plan Resolution”):

“BE IT RESOLVED THAT:

1.	The unallocated entitlements to be settled in Common Shares issued from treasury under the Trilogy Deferred Share Unit Plan are hereby approved and Trilogy will have the ability to issue Deferred Share Units which may be settled in Common Shares issued from treasury until the date that is three years from the date of the Meeting, being May 22, 2022; and

2.	Any director or officer of NovaCopper be and is hereby authorized, for and on behalf of Trilogy, to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to this resolution.”

In order to approve the continuation of the DSU Plan, the DSU Plan Resolution must be passed by a majority of the votes cast by Shareholders who, being entitled to do so, vote in person or by proxy on the DSU Plan Resolution.

In the event that the resolution to approve the unallocated entitlements to be settled in Common Shares issued from treasury under the DSU Plan is not passed by the requisite number of votes cast at the Meeting, the Company will not have the ability to settle DSUs granted under the DSU Plan in Common Shares issued from treasury, and the Company will only be permitted to grant further unallocated awards under the DSU Plan to be settled in cash or in Common Shares purchased in the open market. Previously allocated DSUs under the DSU Plan will continue unaffected by the approval or disapproval of the resolution to approve the unallocated entitlements to be settled in Common Shares issued from treasury under the DSU Plan. Any DSUs that have been terminated, cancelled or that have expired will be available for re-granting, but will not be able to be settled in Common Shares issued from treasury.

The Board of Directors of the Company has unanimously concluded that the approval of the continuation of the DSU Plan is in the best interest of the Company and its Shareholders, and recommends that Shareholders vote IN FAVOUR of the DSU Plan Resolution. The Company has been advised that the directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the DSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the enclosed form of proxy intend to vote FOR the DSU Plan Resolution. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

Summary of the DSU Plan

The following is a summary of the DSU Plan, which is qualified in its entirety by reference to the complete copy of the DSU Plan which is filed on EDGAR under the Company’s profile at www.sec.gov/edgar and a copy of which is attached as Appendix D.

Summary of the Plan

The DSU Plan provides that non-executive directors may elect to receive up to 50% of their annual compensation amount (the “Annual Base Compensation”) in DSUs. A DSU is a unit credited to a participant in the DSU Plan by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to a Common Share. All DSUs paid with respect to Annual Base Compensation will be credited to the director by means of an entry in a notional account in their favour on the books of the Company (a “DSU Account”) when such Annual Base Compensation is payable. The director’s DSU Account will be credited with the number of DSUs determined by dividing the dollar amount of compensation payable in DSUs on the payment date by the Share Price of a Common Share at the time. Share Price is defined in the DSU Plan and means (if the Common Shares are listed and posted for trading on the TSX) the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant or the redemption date, as the case may be. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Additionally, the Board may award such number of DSUs to a non-executive director as the Board deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to the director’s DSU Account. The Company and a director who receives such an additional award of DSUs shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

Generally, a participant in the DSU Plan shall be entitled to redeem his or her DSUs during the period commencing on the business day immediately following the date upon which the non-executive director ceases to hold any position as a director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the participant (the “Termination Date”) and ending on the 90th day following the Termination Date, provided, however that for U.S. Eligible Participants, redemption will be made upon such Participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be in Common Shares issued from treasury, may be purchased by the Company on the open market for delivery to the director, may be settled in cash or any combination of the foregoing.

Maximum Number of Common Shares Issued

DSUs may be granted in accordance with the DSU Plan, provided the aggregate number of DSUs outstanding pursuant to the DSU Plan from time to time does not exceed 2% of the issued and outstanding Common Shares from time to time.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the DSU Plan except by will or laws of descent and distribution.

Amendments to the DSU Plan

The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan including amendments of a “clerical” or “housekeeping” nature, to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan, amendments to the termination provisions of the DSU Plan, amendments necessary or advisable because of any change in applicable laws, amendments to the transferability of DSUs, amendments relating to the administration of the DSU Plan, or any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment (i) to increase the maximum number of Common Shares which may be issued under the DSU Plan; (ii) to the amendment provisions of the DSU Plan; or (iii) to the definition of “Participant”.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Director’s DSU Account should not result in taxable income to the Director at the time of grant. When DSUs are paid out, the Director will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Director’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Director recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Director’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Director’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan contains certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by any particular group or employee in the future with respect to unallocated rewards.

Awards Outstanding Under the DSU Plan

Name of Non-Executive Director	Dollar Value ($)(3)		Number of Units(1)
Tony Giardini	C$	255,091	189,510
William Hayden	C$	58,879	84,626
William Hensley	C$	119,603	82,587
Gregory Lang	C$	248,497	184,061
Kalidas Madhavpeddi	C$	261,323	194,660
Gerald McConnell(4)	C$	244,141	180,452
Janice Stairs	C$	253,700	188,352
Diana Walters	C$	86,806	107,332
Directors as a Group	C$	1,528,040	1,211,580	(2)

(1)	DSUs outstanding as of March 25, 2019.
(2)	Represents 0.9% of the issued and outstanding Common Shares as at March 25, 2019.
(3)	Amount based on the fair value of the grants as at the grant date.
(4)	Mr. McConnell is not standing for election to the Board at the Meeting.

Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs (as defined below). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular.

Our executive compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly. In order to align executive pay with both the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Circular, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

We are asking our Shareholders to indicate their support for our NEO compensation as described in this Circular by voting FOR the following resolution:

“BE IT RESOLVED, as an ordinary resolution, that the compensation paid to the named executive officers, as disclosed in the Company’s 2019 Circular pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Compensation Committee. Our Board and Compensation Committee value the opinions of all of our Shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. It is currently expected that Shareholders will be given an opportunity to cast an advisory vote on this topic every three years, with the next opportunity occurring in connection with the Company’s annual meeting of Shareholders in 2022.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the approval of the non-binding resolution approving the compensation paid to the NEOs as disclosed in this Circular.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual meeting of the Shareholders of the Company or at such time as his or her successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date his or her resignation becomes effective, the date his or her successor is appointed or he or she ceases to be qualified for that office, or the date he or she is terminated by Board of Directors of the Company. The names, locations of residence, ages of, and offices held by, the directors and executive officers has been furnished by each of them and is current as of March 25, 2019. Unless otherwise indicated, the address of each director and executive officer in the table set forth below is care of Trilogy Metals Inc., Suite 1150, 609 Granville Street, Vancouver, British Columbia, V7Y 1G5 Canada.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age

Tony Giardini(1)(2) British Columbia, Canada	Director	January 26, 2012	59

James Gowans(3) British Columbia, Canada	Nominee Director	N/A	67

William Hayden(2)(4) New South Wales, Australia	Director	June 19, 2015	67

William Hensley(4) Alaska, USA	Director	December 22, 2017	77

Gregory Lang (4)(5) Utah, USA	Director	January 26, 2012	64

Kalidas Madhavpeddi(1)(4) Arizona, USA	Director	January 26, 2012	63

Gerald McConnell(7) Nova Scotia, Canada	Chairman	January 26, 2012	74

Janice Stairs(2)(5) Nova Scotia, Canada	Director	April 27, 2011	59

Rick Van Nieuwenhuyse British Columbia, Canada	Director, President and Chief Executive Officer of the Company	April 27, 2011	63

Diana Walters(1)(5) Texas, USA	Director	May 18, 2016	55

Elaine Sanders British Columbia, Canada	Vice President, Chief Financial Officer and Corporate Secretary of the Company	April 29, 2011(6)	49

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Mr. Gowans, if elected, will be appointed to committee assignment(s) at a Board meeting held in connection with the Meeting.
(4)	Member of the EHST Committee.
(5)	Member of the Corporate Governance and Nominating Committee.
(6)	Appointed Corporate Secretary on April 29, 2011 and Vice President and CFO on January 30, 2012.
(7)	Mr. McConnell was appointed Chairman on June 19, 2015 and will not be standing for re-election at the Meeting.

Tony Giardini, CPA, CA

Mr. Giardini is currently Chief Financial Officer of Kinross Gold Corporation, a gold mining company and was Chief Financial Officer of Ivanhoe Mines Ltd. from May 2006 to April 2012. Prior to joining Ivanhoe Mines Ltd., Mr. Giardini spent more than 10 years with Placer Dome Inc. as Vice President and Treasurer. Mr. Giardini is a Chartered Professional Accountant and a Certified Public Accountant and spent 12 years with accounting firm KPMG prior to joining Placer Dome Inc.

Principal Occupation During Past Five Years: Chief Financial Officer of Kinross Gold Corporation (November 2012-present); Chief Financial Officer of Capstone Mining Corp. (August – November 2012); and Chief Financial Officer of Ivanhoe Mines Ltd. (2006 – 2012).

The Board has determined that Mr. Giardini should serve as a director due to his experience in finance, financial reporting and operations as a chief financial officer of a major mining company.

Areas of experience include: finance, investment banking, governance, mining industry, treasury and audit.

Directorships Held During Past Five Years

Current: none

Non-current: none

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	11/11	8,048	550,000	189,510
Audit	5/5
Compensation	3/3

James (Jim) Gowans

James Gowans is currently an independent director of various companies. He was previously the president, CEO and a director of Arizona Mining Inc. from January 2016 until it was purchased by South32 Limited in August 2018. He was senior advisor to the chair of the board of Barrick Gold Corporation from August to December 2015, co-president from July 2014 to August 2015 and executive vice-president and COO from January to July 2014. He served as managing director of the Debswana Diamond Company in Botswana from 2011 to 2014. He has extensive experience as a senior executive in the mining industry, including holding executive positions at DeBeers SA, DeBeers Canada Inc. and PT Inco in Indonesia, and with Placer Dome Ltd. Mr. Gowans is the past chair of the Mining Association of Canada.

Mr. Gowans also has experience in Alaska, having worked for Cominco Limited where he oversaw the completion of a feasibility study and the subsequent design and construction of the Red Dog Mine. Mr. Gowans then operated the Red Dog Mine for three years following its commissioning.

Mr. Gowans received a bachelor of applied science degree in mineral engineering from the University of British Columbia and attended the Banff School of Advanced Management. He has extensive mining knowledge and perspective on the importance of corporate social responsibility and brings human resources experience as a former vice-president, human resources at Placer Dome.

In addition to the public company board listed below, Mr. Gowans has been a director of the private company, Gedex Technologies Inc. since 2015.

Principal Occupation During Past Five Years: Independent director of various companies (August 2018 – present); President, CEO and a director of Arizona Mining Inc. (January 2016 – August 2018); Senior Advisor to the Chair of Barrick Gold Corporation (August 2015 – December 2015); Co-president of Barrick Gold Corporation (July 2014 – August 2015); Executive Vice-President and COO of Barrick Gold Corporation (January to July 2014).

The Board has determined that Mr. Gowans should serve as a director due to his experience as a director and senior officer for various mining companies, his experience in mine operations and project development and his Alaskan-based project experience.

Areas of experience include: senior officer and board experience, mining industry, project and operations management, project design, Alaskan-based project experience, environment and safety.

Directorships Held During Past Five Years

Current: Cameco Corp., New Gold Inc., Titan Mining Corp.

Non-current: Arizona Mining Inc., Dominion Diamond Corporation, NewCastle Gold Ltd., PhosCan Chemical Corp., Detour Gold.

	Overall Attendance N/A	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
N/A	N/A	NIL	NIL	NIL

William (Bill) Hayden

Mr. Hayden is a self-employed geologist with over 38 years of experience in the mineral exploration industry, much of which has been in Africa, South America and the Asia-Pacific region. Bill was the co-founder and President of Ivanhoe Nickel and Platinum Ltd. (now Ivanhoe Mines Ltd), a Canadian company which assembled extensive mineral holdings in South Africa and the Democratic Republic of Congo. Since 1983, Bill has worked in a management capacity with several exploration and mining companies both in Australia and overseas. Bill was the President of Ivanhoe Philippines and GoviEx Uranium Inc., and a former director of Sunward Resources Ltd.

Principal Occupation During Past Five Years: Self-employed geologist (2011 – Present); President and director of Ivanhoe Philippines, Inc. (July 2005 – December 2011).

The Board has determined that Mr. Hayden should serve as a director due to his knowledge of the mining industry and public capital markets.

Areas of experience include: senior officer, mining industry, international project, and public capital markets.

Directorships Held During Past Five Years

Current: Ivanhoe Mines Ltd., Globe Metals & Mining Ltd.

Non-current: Sunward Resources Ltd., Asia Pacific Mining Limited, and Noble Metals Ltd.

	Overall Attendance 90%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	9/11	-	400,000	84,626
Compensation	4/4
EHST	5/5

William Iggiagruk Hensley

Mr. Hensley is the Distinguished Visiting Professor in the Department of Business and Public Policy at the University of Alaska in Anchorage. He recently retired from Alyeska Pipeline Service Company where he served as Manager of Federal Government Relations in Washington, DC. Prior to his employment with Alyeska, Mr. Hensley was appointed Commissioner of Commerce and Economic Development, where he was responsible for Alaska's involvement in tourism and seafood marketing, international trade, insurance, banking and securities as well as occupational licensing. He also served on the Oil and Gas Policy Council, the Board of directors of the Alaska Permanent Fund Corporation, the Alaska Railroad and the Alaska Industrial Development Authority. Mr. Hensley was a founder of NANA Regional Corporation, served as a director for 20 years and concluded his career there as President. While at NANA, he directed its involvement in the oilfield services area, most specifically in the environmental services and drilling ventures. He was also active in the development of the world's largest lead and zinc mine, Red Dog. He was a founder of Maniilaq, the regional non-profit representing the tribes in the Kotzebue region, and was involved in the formation of the Alaska Federation of Natives and served as executive director, President and Co-Chairman.

Principal Occupation During Past Five Years: Distinguished Visiting Professor in the Department of Business and Public Policy at the University of Alaska in Anchorage (2012 – present).

The Board has determined that Mr. Hensley should serve as a director due to his knowledge of public policy and strategy and leadership.

Areas of experience include: public policy, strategy and leadership, metals and mining, operations and development and accounting.

Diverse on the basis of ethnicity.

Directorships Held During Past Five Years

Current: Chair, Board of Trustees, First Alaskans Institute, Vice Chair, Board of Trustees, Aqqaluk Trust, Advisory Board Member, Pebble Partnership

Non-current: Andover Mining Corp. (2011-2015), Charter College Board of Trustees

	Overall Attendance 92%	Securities Held
Board / Committee Membership	Regular Meeting(1)	Common Shares #	Stock Options #	DSUs #
Board	8/9	-	150,000	82,587
EHST	3/3

(1)	Mr. Hensley was appointed to the Board on December 22, 2017.

Gregory Lang

Mr. Lang is President and Chief Executive Officer of NOVAGOLD Resources Inc., a gold mining company. Mr. Lang has over 35 years of diverse experience in mine operations, project development and evaluations, including experience as President of Barrick Gold of North America, a wholly-owned subsidiary of Barrick Gold Corporation. Mr. Lang has held operating and project development positions over his 10-year tenure with Barrick Gold Corporation and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick Gold Corporation. He holds a Bachelor of Science in Mining Engineering from University of Missouri-Rolla and is a Graduate of the Stanford University Executive Program.

Principal Occupation During Past Five Years: President and Chief Executive Officer of NOVAGOLD Resources Inc. (January 2012 –present).

The Board has determined that Mr. Lang should serve as a director due to his knowledge of mine building and operations.

Areas of experience include: senior officer, mine engineering, construction, safety and operations.

Directorships Held During Past Five Years

Current: NOVAGOLD Resources Inc.

Non-current: Sunward Resources Ltd.

	Overall Attendance 86%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	10/11	33,896	550,000	184,061
EHST	4/5
Corporate Governance and Nominating	5/6

Kalidas Madhavpeddi

Mr. Madhavpeddi is President of Azteca Consulting LLC, an advisory firm to the metals and mining sector, a position he has held since November 2006. From 2008 to 2018, he was CEO of CMOC International, a $20B market cap company that owned and operated copper, cobalt, niobium, phosphates, gold mining operations in Australia, Africa and South America.  His extensive career in the mining industry spans over 30 years including Senior Vice President of Phelps Dodge Corp (world’s largest publicly traded copper company at that time). He was responsible for the company's global business development, acquisitions and divestments, including joint ventures, as well as its global exploration programs. He was contemporaneously President of Phelps Dodge Wire and Cable, a copper and aluminum cable manufacturer with international operations in over ten countries, including Brazil and China. Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India, the University of Iowa and Harvard Business School.

Principal Occupation During Past Five Years: President of Azteca Consulting LLC (2006 – present) and Chief Executive Officer of CMOC International (2008- 2018)

The Board has determined that Mr. Madhavpeddi should serve as a director due to his many years of experience in the copper industry with a major producer and his knowledge of mergers and acquisitions.

Areas of experience include: corporate strategy, mergers and acquisitions, mining operations and capital, marketing and sales.

Diverse on the basis of ethnicity.

Directorships Held During Past Five Years

Current: Capstone Mining Corp. (not standing for re-election in 2019), NOVAGOLD Resources Inc.

Non-current: Namibia Rare Earths Inc.

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	11/11	4,293	550,000	194,660
Audit	5/5
EHST	5/5

Gerald McConnell, Q.C.

Mr. McConnell has over 30 years of experience in the resource sector. Since 2016, Mr. McConnell has served as Chair of the Board of Namibia Critical Metals Inc., a public Canadian company focused on the development of critical metal opportunities in Namibia. Mr. McConnell also served as a director and Chief Executive Officer of Namibia Critical Metals Inc. from 2010 to 2016. From 1990 to 2010, he was President and Chief Executive Officer, as well as a director, of Etruscan Resources Inc., a West African junior gold producer. From December 1984 to January 1998, Mr. McConnell was the President of NOVAGOLD Resources Inc. and from January 1998 to May 1999 he was the Chairman and Chief Executive Officer of NOVAGOLD Resources Inc. Gerald McConnell, a graduate of Dalhousie Law School, was called to the bar of Nova Scotia in 1971 and received his Queen’s Counsel designation in 1986.

Principal Occupation During Past Five Years: Chair of the Board of Namibia Critical Metals Inc. (2016 - present), Director and Chief Executive Officer of Namibia Critical Metals Inc. (2010 –2016).

Areas of experience include: legal, compensation, operations, mining industry, senior officer and board governance.

Mr. McConnell will not be standing for re-election to the Board.

Directorships Held During Past Five Years

Current: Namibia Critical Metals Inc.

Non-current: NOVAGOLD Resources Inc.

	Overall Attendance 91%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	10/11	6,629	550,000	180,452

Janice Stairs, LLB, MBA

Ms. Stairs has over 30 years of experience working with companies involved in the resource sector. Ms. Stairs is currently General Counsel and a director of Namibia Critical Metals Inc., a public Canadian company focused on the development of critical metal opportunities in Namibia. Prior to joining Namibia Critical Metals Inc. in September 2011, Ms. Stairs was General Counsel to Endeavour Mining Corporation, a position she assumed in September 2010 after Endeavour acquired Etruscan Resources Inc. where Ms. Stairs had held the positions of Vice President and General Counsel since 2004. Prior to 2004, Ms. Stairs was a partner with the law firm of McInnes Cooper (formerly Patterson Palmer) located in Halifax, Nova Scotia, and she continues to act as counsel to the firm. Ms. Stairs practiced law in private practice for 19 years specializing in corporate finance, securities and resource-related issues for private and public companies. Ms. Stairs graduated from Dalhousie Law School and holds a Masters of Business Administration degree from Queen's University.

Principal Occupation During Past Five Years: General Counsel to Namibia Rare Earths Inc. (2011-present).

The Board has determined that Ms. Stairs should serve as a director due to her experience in securities compliance and public listing requirements and knowledge of legal and corporate governance.

Areas of experience include: legal aspects of corporate finance, securities and resource-related issues for private and public companies.

Diverse on the basis of gender.

Directorships Held During Past Five Years

Current: Gabriel Resources Ltd., Marathon Gold Corporation, Namibia Critical Metals Inc.

Non-current: AuRico Gold Inc., AuRico Metals Inc.

	Overall Attendance 95%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	10/11	10,000	550,000	188,352
Compensation Committee	4/4
Corporate Governance and Nominating	6/6

Diana Walters

Ms. Walters has more than 33 years of experience in the natural resources sector, as an investment banker and equity investor and in other roles within the sector. Ms. Walters is the owner and sole manager of 575 Grant LLC, a company that provides advisory services in the field of natural resources, and has been since 2014. She served as the President and Chief Executive Officer of Liberty Metals & Mining Holdings, LLC, a private equity firm and as a member of senior management of Liberty Mutual Asset Management from January 2010 to September 2014. She was a Managing Partner of Eland Capital, LLC, a natural resources advisory firm founded by her, from 2007 to 2010. Ms. Walters has extensive investment experience with both debt and equity through various leadership roles at Credit Suisse, HSBC and other firms. She also served previously as Chief Financial Officer of Tatham Offshore Inc., an independent oil and gas company with assets in the Gulf of Mexico. Ms. Walters graduated with Honors from the University of Texas at Austin with a B.A. in Plan II Liberal Arts and an M.A. in Energy and Mineral Resources.

Principal Occupation During Past Five Years: Manager and Founder of 575 Grant LLC (2014 – present); and President, Liberty Metals and Mining. (2010 – 2014).

The Board has determined that Ms. Walters should serve as a director due to her knowledge and experience of corporate finance and the mining sector.

Areas of experience include: finance, mergers and acquisitions, compensation, corporate governance and the mining industry.

Diverse on the basis of gender.

Directorships Held During Past Five Years

Current: Platinum Group Metals Ltd., Atmos Energy, Alta Mesa Resources, Inc.

Non-current: Allana Potash Corp., Alderon Iron Ore, BasAgro Minerals, Black Eagle Coal, Celeste Copper Corporation, Mietze Copper, Ram Coal, Silver Run Acquisition Corp, Sunshine Silver Corporation, Electrum Special Acquisition Corporation.

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	11/11	-	225,000	107,332
Audit	5/5
Corporate Governance and Nominating	6/6

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse is the President and Chief Executive Officer of the Company, a position he has held since 2012. Mr. Van Nieuwenhuyse has more than 40 years of experience in the natural resource sector, including his role as Founder, President and Chief Executive Officer of NOVAGOLD from 1997 to 2012 and his role as Vice President of Exploration for Placer Dome Inc. from 1990 to 1997. In addition to his international exploration perspective, Mr. Van Nieuwenhuyse brings years of working experience in and knowledge of Alaska to the Company. Mr. Van Nieuwenhuyse has managed projects from grassroots discovery through to advanced feasibility studies, production and closure. Mr. Van Nieuwenhuyse holds a Candidature degree in Science from the Université de Louvain, Belgium, and a Masters of Science degree in Geology from the University of Arizona. He received the Thayer Lindsley award in 2009 for his role in the Donlin Gold discovery.

Principal Occupation During Past Five Years: President and Chief Executive Officer of the Company (2012–present)

The Board believes that Mr. Van Nieuwenhuyse is an invaluable member of management due to his leadership skills. His understanding of Alaska and the technical, economic and social aspects of the Company’s UKMP Projects have significantly contributed to the advancement of the Company’s core asset. Accordingly, the Board has determined that Mr. Van Nieuwenhuyse should once again serve as a director.

Areas of experience include: exploration, geology, government relations, mining industry, financing, senior officer and board governance.

Directorships Held During Past Five Years

Current: Alexco Resource Corp., NOVAGOLD Resources Inc. (not standing for re-election in 2019), SolidusGold Inc.

Non-current: AsiaBase Metals Inc., Tintina Resources Inc

	Overall Attendance 100%	Securities Held
Board / Committee Membership	Regular Meeting	Common Shares #	Stock Options #	RSUs #
Board	11/11	3,060,302	3,737,500	141,667

Elaine Sanders, CPA, CA, CPA (Illinois)

Ms. Sanders is the Chief Financial Officer and Corporate Secretary of the Company and was Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD previously. She brings over 20 years of experience in audit, finance and accounting with public and private companies. She has been involved with numerous financings and acquisitions, and has listed companies on both the TSX and NYSE American. Ms. Sanders is responsible for all aspects of financial reporting, compliance and corporate governance of the Company. She holds a Bachelor of Commerce degree from the University of Alberta, and is a Chartered Professional Accountant and a Certified Public Accountant.

Principal Occupation During Past Five Years: Chief Financial Officer and Corporate Secretary of the Company (2012–present)

Areas of experience include: finance, securities compliance, senior officer and corporate governance.

Directorships Held During Past Five Years

Current: Alexco Resource Corp.

Non-current: none.

Meetings of the Board and Board Member Attendance at Annual Meeting

Since December 1, 2017, the beginning of the Company’s most recently completed financial year, the Board held eleven meetings. Two of such meetings were held on short notice, which impeded the participation of some directors. All of the incumbent directors attended more than 90% of the aggregate total number of Board meetings and meetings of the committees on which he or she serves.

Board members are not required to attend the annual general meeting.

Legal Proceedings

There are no material proceedings pursuant to which any of our directors, officers or affiliates or any owner of record or beneficial owner of more than 5% of our securities or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us. None of our directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of our Company. There are no arrangements or understandings with major Shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected or any proposed director to be elected.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as described in this Circular, no (i) person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

Independence of Directors

The Board has determined that the following directors qualify as independent under the applicable standards of the NYSE American, U.S. Securities and Exchange Commission (“SEC”) rules and National Instrument 52-110 – Audit Committees: Messrs. Giardini, Hayden, Hensley, Lang, Madhavpeddi, McConnell, and Mmes. Stairs and Walters. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. McConnell will not be standing for re-election to the Board at the Meeting. If elected, the Company’s proposed nominee, Jim Gowans, is expected to be independent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and such 10% Shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations to the Company that all reportable transactions were reported, the Company believes all transactions required to be reported pursuant to Section 16(a) were timely reported by the Company's executive officers, directors and greater than 10% Shareholders.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 and the Company's 2019 Circular.

Over the past five years with the challenges facing the mining sector, especially exploration and development companies, Trilogy has continued to develop the Upper Kobuk Mineral Projects in the Ambler mining district. During these challenging years, the development was at a slower pace as Trilogy needed to conserve cash and shareholder value. During this period, Trilogy downsized its staff, including several members of senior management while retaining the President & Chief Executive Officer, Rick Van Nieuwenhuyse and Vice President & Chief Financial Officer, Elaine Sanders to provide ongoing leadership. During the past eighteen months, the situation at Trilogy has improved significantly. Increasing share price and the successful negotiation of additional financing has resulted in a significant increase in the level of development activities at the Company’s projects. Ongoing successful development has manifested itself in increasing shareholder value at Trilogy with its market capitalization increasing more than 100% during 2018.

Increased funding began when the Company negotiated an option agreement in April 2017 with South32 Limited (“South32”) that provides funding of a minimum of $30 million over 3 years for advancing the Company’s Upper Kobuk Mineral Projects. If South32 elects to exercise its option, a 50/50 joint venture will be formed and funded with approximately $150 million by South32. Management of the Company believes this level of funding is sufficient to take both the Arctic and Bornite projects through feasibility and permitting with amounts remaining for construction or other activities. During 2018, management of the Company executed a $10.9 million exploration program funded entirely by South32 at the Bornite Project with a combination of in-fill and expansion drilling in and around the known deposit. Management also executed a $5.6 million program at Arctic with the results of a pre-feasibility study announced in February 2018 and the filing of a technical report in April 2018. The Company continued advancing Arctic in the remainder of 2018 towards feasibility. In April 2018, the Company also completed a bought-deal financing for $28.7 million funding the Company for the next three years. In July 2018, the Company announced a maiden inferred cobalt resource at its Bornite Project. During the fall and winter of 2018, the Company announced the results of the summer drill programs. As a result of management’s marketing efforts, the Company is being covered by analysts and shareholder returns were positive for 2018.

The executive team’s performance was reviewed by the Board relative to the accomplishments for the year and the current operating environment and the Board approved a discretionary cash bonus and non-cash bonus in RSUs, as well as annual long-term stock option grants to the executive officers.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Tony Giardini (Chair)

William Hayden

Janice Stairs

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program for the 2018 fiscal year to attract, retain and incentivize the Company’s named executive officers (“NEOs” or “Named Executive Officers”).

The Company’s current NEOs are:

•	Mr. Rick Van Nieuwenhuyse, President and CEO, and

•	Ms. Elaine Sanders, Vice President and CFO.

The Company has a comprehensive compensation program in place for the executive officers with identifiable objectives considering market data and advice from an independent compensation consultant. In the past few years, the financial markets have been difficult for the mining sector and the result has been many junior mining companies have adopted a more simplified approach to executive compensation. Trilogy has also simplified its approach to executive compensation during the past few years and has chosen to do so again for the 2018 fiscal year. The Company has adopted a discretionary approach using a judgemental or qualitative assessment of performance for compensation based on current market conditions and advice from its independent compensation consultant. The Company will consider this approach annually and potentially re-evaluate its compensation program and philosophy once the financial markets have rebounded for the mining sector.

Objectives of Compensation Program

The objectives of the Company’s compensation program are to attract, retain and incentivize highly qualified executive officers with the talent and experience necessary for the success of the Company. The Company’s compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly.

The Compensation Committee evaluates each executive officer position to establish and enumerate skill requirements and levels of responsibility. The Compensation Committee, after referring to market information recommends compensation for the executive officers. The Compensation Committee engages an outside compensation advisor, Roger Gurr & Associates (the “Compensation Consultant”), to review the market information and complete an analysis. The main elements of the engagement include reviewing the peer comparator group of mining companies, reviewing and confirming the compensation strategy and reviewing compensation data of the peer comparators. Typically, the CEO makes a recommendation to the Compensation Committee regarding base salary increases, annual incentives and long-term incentives for executive officers other than the CEO.   These recommendations are based on the individual’s salary in relation to guidepost, their actual individual and company performance and market conditions.   The Compensation Committee holds an in-camera meeting to review these recommendations and then puts forward their recommendation to the Board for approval.

Executive Compensation Policies and Programs

In establishing compensation objectives for executive officers, the Compensation Committee seeks to accomplish the following goals:

•	incentivize executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

•	recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group (as defined below) companies; and

•	align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

Currently, the Company’s executive compensation package consists of the following principal components: base salary, annual incentive bonus, various health plan benefits, registered retirement savings plan (“RRSP”) matching for Canadian NEOs, and long-term incentives in the form of stock options and restricted share units.

The following table summarizes the different elements of the Company’s total compensation package.

COMPENSATION ELEMENT	OBJECTIVE	KEY FEATURE

Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Actual increases are based on individual performance.

Annual Incentive Plan	Reward for short-term performance against corporate, and individual goals.	Actual payout depends on performance against corporate and individual goals. Minimum Company performance needs to be met before a payout occurs.

Stock Options	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.	Stock option grants generally vest over 2 years, with one-third vesting on the date of grant and one-third on each of the first and second anniversaries of the date of grant. Stock option grants generally have a 5-year life.

Restricted Share Units (“RSUs”)	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.	RSU grants generally vest over a period of 2 years with one-third of the RSUs vesting on the date of grant and one-third on each of the first and second anniversaries of the date of grant.

Retirement Plans: RRSP (Canadian employees)	Provide retirement savings.	RRSP – Company matches 100% of the employee’s contribution up to 5% of base salary.

Health Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical and dental benefits, short- and long-term disability insurance, life insurance and employee assistance plan.

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals and initiatives for the upcoming year that include key priorities. The CEO presents these goals and initiatives to the Board for approval. Similarly, the CEO and the Chair of the Compensation Committee work together to establish goals for the CEO for the upcoming fiscal year and the CEO follows a process similar to the other NEOs.

Performance relative to these goals is reviewed at year-end and performance ratings are determined for the Company by the Board, for the CEO by the Compensation Committee and for each of the other NEOs by the CEO. These performance ratings are used in making decisions and calculations related to base salary increases, annual incentive payouts and stock-based grants.

The Board can exercise discretion in determining the appropriate performance rating for the Company and executive officers based on their evaluation of performance against goals set at the beginning of the year.

The Compensation Committee makes a recommendation to the Board regarding the CEO’s base salary, annual incentive payout and stock-based grant. The Compensation Committee also reviews the performance and compensation recommendations for the NEOs by the CEO and makes the final determination regarding the same. In 2018, the Compensation Committee reviewed the performance of both the CEO and CFO given the small size of the executive team and made a recommendation to the Board.

Base salary increases are effective January 1st of each year and annual incentive payments are usually paid out shortly after each performance cycle. The Company’s performance cycle is aligned with its fiscal year end.

Consideration of Previous Advisory Vote on Executive Compensation

The Company conducted an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal in 2016. The Shareholders voted in favour of a non-binding resolution approving the compensation of the Company’s Named Executive Officers. The Compensation Committee took this vote result into account when reviewing compensation for our executive officers. The Shareholders voted for the non-binding Shareholder vote on compensation of the Company’s NEOs to occur every three years. In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act and the vote by Shareholders as to frequency in 2016, the Company will conduct its next advisory vote on executive compensation at the Meeting. See “Matters to be Acted Upon at the Meeting - Non-Binding Advisory Vote on Executive Compensation”.

Risk Assessment of Compensation Policies and Practices

Annually, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs along with the approval mechanisms associated with each were evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

•	The Company’s compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including RSUs and stock options.
•	The Compensation Committee, under its charter (which is available on the Company’s website at www.trilogymetals.com), has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Compensation Committee in reviewing executive compensation and provides advice to the Committee on an as needed basis.
•	The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.
•	Stock-based awards are all recommended by the Compensation Committee and approved by the Board.
•	The Board approves the compensation for the President and CEO based upon a recommendation by the Compensation Committee comprised of all independent directors.
•	A “Say on Pay” proposal is put before the Shareholders every three years.
•	The nature of the business in which the Company operates requires some level of risk taking to achieve reserves and development of mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviours directed towards increasing long term value while modifying and limiting incentives that promote excessive risk taking.

Based on this assessment, it was concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Peer Group

The Company retains the Compensation Consultant to assist the Compensation Committee in determining compensation levels for each of the three main components for the Company’s directors and NEOs. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies against a comparable peer group of mining companies using the publicly available filings of peer companies.

A compensation comparator group of mining companies has been developed using the following ideal criteria:

•	head office in North America;
•	exploration/development phase;
•	market cap between C$175 - 700 million;
•	projects focused in North America (or low risk jurisdictions);
•	common shares listed on US and/or Canadian stock exchange; and
•	stand-alone company with full-time executives in leadership roles.

The Company considers the above selection criteria to be relevant because the criteria reflect the types of companies and the market in which the Company primarily competes for talent.

Based upon considerations of company size, stage of development and operating jurisdictions, the following peer comparators were selected.

Alexco Resource Corp.	Polymet Mining, Inc.
Excelsior Mining Corp.	Sabina Gold & Silver Corp.
Gold StandardVentures Corp.	Seabridge Gold Inc.
Midas Gold Corp.	TMAC Resources Inc.
Nevada Copper Corp.	Victoria Gold Corp.
NGEx Resources Inc.	Wesdome Gold Mines Ltd.
Osisko Mining Inc.

(collectively, the “Peer Group”)

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equitybased compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings to the Compensation Committee. The Compensation Consultant made recommendations to the Compensation Committee regarding compensation targets for directors and NEOs.

Base Salary

Salaries for executive officers are determined by evaluating the responsibilities inherent in the position held and the individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at other Peer Group companies. The Compensation Committee refers to market information publicly available and information provided by the Compensation Consultant.

The Compensation Consultant matched the executive officers to those individuals performing similar functions at the Peer Group companies. Each of the CEO’s and CFO’s base salary is targeted between the median and top quartile of the Peer Group. The Company targets base salaries above the median to assist in attracting and retaining the key people that the Company needs to be successful.

Individual performance is evaluated based on goals and initiatives set at the beginning of the year. The CEO determines a salary increase budget for each year based on market data from consulting companies and considering the Company’s financial resources. Using this budget and taking into account individual performance and the individual’s position in his or her salary band, the CEO may recommend an increase for one or all NEOs. The Compensation Committee makes a recommendation for the CEO’s base salary increase, also taking into account the budget set and the CEO’s individual performance.

Base Salary for 2019

As a result of the compensation review conducted in 2018, the Compensation Committee recommended and the Board approved base salary increases for 2019 due to changes in market conditions and the achievements by management. The CEO and CFO’s base salaries had remained constant from 2012 to 2018.

Name	Title	2019 Base Salary		2018 Base Salary		% Change
Rick Van Nieuwenhuyse	President & CEO	C$	485,000	C$	400,000	21%
Elaine Sanders	VP & CFO	C$	325,000	C$	299,600	8.5%

Annual Incentive Plan

At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the NEOs for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s exploration projects, raising of capital, strategic opportunities, corporate alliances and similar achievements.

A minimum corporate performance needs to be met prior to any payout.

Annual Incentive Payout for 2018

Discretionary cash bonuses were paid out to the NEOs in 2018. The Compensation Committee considered corporate performance and the contributions of each NEO and determined a one-time RSU grant, in addition to a cash bonus would be awarded for the successful completion of the 2018 corporate goals and in recognition of the Company’s stock and financial performance for the year. The CEO was awarded 150,000 RSUs vesting half immediately and half on the first anniversary of the grant date and the CFO was awarded 75,000 RSUs vesting half immediately and half on the first anniversary of the grant date.

The following table outlines the results of the annual incentive calculation for 2018.

Name	2018 Annual Incentive payout – Cash Value	2018 Annual Incentive payout – RSU Value
Rick Van Nieuwenhuyse(1)	$294,410	$328,815
Elaine Sanders(2)	$123,962	$218,250

(1)	2018 Annual Incentive Payout consisted of a cash payment of $294,410 (C$380,000) and 150,000 RSUs issued on December 5, 2018 at a market value of $328,815 (C$436,500). Amounts in respect of RSUs are based on the fair value of the grants (C$2.91/RSU) as at the grant date and vest half immediately and half on the one year anniversary of the grant date.

(2)	2018 Annual Incentive Payout consisted of a cash payment of $123,962 (C$160,000) and 75,000 RSUs issued on December 5, 2018 at a market value of $164,408 (C$218,250). Amounts in respect of RSUs are based on the fair value of the grants (C$2.91/RSU) as at the grant date and vest half immediately and half on the one year anniversary of the grant date.

Stock-Based Incentive Plans

Stock-based grants are generally awarded to executive officers at the commencement of their employment and periodically thereafter. For annual grants, stock options and/or RSUs are granted based on a review of prior year grants and peer group grants. The purpose of granting stock options and/or RSUs is to assist the Company in compensating, attracting, retaining and motivating directors, officers, employees and consultants of the Company and to closely align the personal interests of such persons to that of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing shareholder value.

Stock-Based Grants in 2018

On December 7, 2017, the Compensation Committee approved an annual grant for fiscal 2018 of a total of 900,000 stock options exercisable at a price of C$1.01 and 300,000 RSUs to Mr. Van Nieuwenhuyse and Ms. Sanders. The options vest equally in thirds on the grant date, the first anniversary of the grant date, and the second anniversary of the grant date. The RSUs vest in thirds on the grant date, the first anniversary date of the grant date and the second anniversary date of the grant date. The annual grants of stock options and RSUs to the NEOs in 2018 represents approximately 0.9% of the total Common Shares issued and outstanding.

The following table outlines details of the 2018 annual stock option grant.

Name	Stock Option Grant #/Value	RSU Grant #/Value
Rick Van Nieuwenhuyse	600,000/$212,005	200,000/$149,500
Elaine Sanders	300,000/$106,003	100,000/$74,750

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement. The Company has an RRSP plan for Canadian employees whereby employees are able to contribute up to 5% of their base salary and receive a 100% Company match up to the annual RRSP contribution limit as established by the Government of Canada.

Benefits

The Company’s benefit programs provide employees with health and wellness benefits. The programs consist of health and dental benefits, life insurance, disability insurance, accidental death and dismemberment insurance, and an employee assistance plan.

Compensation Governance

The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to:

•	ensuring that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of senior executives including the annual receipt of the CEO’s current recommendation;

•	developing and maintaining a position description for the CEO and assessing the performance of the CEO against the CEO’s position description, goals and objectives;

•	reviewing and recommending for approval by the Board, the annual salary, bonus and other benefits, direct and indirect, including corporate goals and objectives, of the CEO;

•	reviewing and recommending to the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation and to review the results of any votes on executive compensation and consider recommendations and changes to the Company’s compensation policies;

•	making recommendations to the Board on compensation policies and guidelines for the Company and overseeing the implementation and administration of compensation policies and programs concerning executive compensation, contracts, stock plans or other incentive plans and proposed personnel changes involving officers reporting to the CEO;

•	approving compensation, incentive plans and equity-based plans for all other key employees; and

•	reviewing the adequacy and form of the compensation of directors.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee as it considers appropriate.

The Terms of Reference of the Compensation Committee are available at www.trilogymetals.com. More information regarding the responsibilities and operations of the Compensation Committee and the process by which compensation is determined is discussed elsewhere in this “Report on Executive Compensation” and below under the heading “Directors’ Compensation”.

For the year ended November 30, 2018, the Compensation Committee consisted of three independent directors: Mr. Giardini, Mr. Hayden, and Ms. Stairs. Mr. Giardini is the Chair of the Compensation Committee. All members of the Compensation Committee are non-executive directors of the Company and satisfy the applicable independence standards of the NYSE American. The Compensation Committee met four times in the year ended November 30, 2018.

Tony Giardini, CPA, CA and CPA (Illinois), is the Chief Financial Officer at Kinross Gold Corporation and was formerly the Chief Financial Officer at Ivanhoe Mines Ltd. (“Ivanhoe”). In his role at Ivanhoe, Mr. Giardini also worked with a compensation consultant to assist with director and executive compensation reviews. Additionally, Mr. Giardini has previously chaired the Compensation Committee for other public companies including NOVAGOLD.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee has engaged the Compensation Consultant, Roger Gurr & Associates, to provide specific support to the Compensation Committee in determining compensation for the Company’s officers and directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support in the past has consisted of (i) the provision of general market observations throughout the year with respect to market trends and issues; (ii) the provision of benchmark market data; and (iii) attendance at a Compensation Committee meeting to review market trends and issues and market analysis findings. In 2018, the Compensation Consultant completed a review of the Company’s peer group, gathering of market information, commentary on market conditions and executive compensation analysis. Decisions made by the Compensation Committee, however, are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant.

The Compensation Committee Chair pre-approves the Statement of Work provided by the Compensation Consultant prior to the start of the annual executive and Director Compensation Reviews or any other project that needs to be completed. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and their fees. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee does not raise any conflict of interest.

The fees paid to the Compensation Consultant for the services provided during the fiscal year 2018 were C$31,600.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs to address many issues important in the employer-employee relationship including:

•	term of employment;
•	amount of compensation and benefits such as vacation or health plan;
•	the duties, tasks and responsibilities expected of the employee;

•	termination provisions including in the event of a change of control;
•	confidentiality of information to prevent employees from disclosing to others any confidential information after employment ends;
•	non-solicitation restrictions to prevent the employee from attempting to solicit other employees; and
•	any other issues specific to the employment situation.

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse was employed by the Company as President and Chief Executive Officer effective January 9, 2012. For the fiscal year ended November 30, 2018, Mr. Van Nieuwenhuyse was entitled to an annual salary of C$400,000.

Pursuant to the terms of his employment contract, Mr. Van Nieuwenhuyse receives an annual base salary of C$400,000, which is reviewed annually by the Compensation Committee in consultation with Mr. Van Nieuwenhuyse and may be adjusted for the next year based on his performance and the performance of the Company, provided, however, that in no event shall the salary be less than the salary payable in the previous fiscal year. Pursuant to his employment contract, the grant of any annual incentive payments would be at the sole discretion of the Company’s Board.

Mr. Van Nieuwenhuyse also received a monthly car allowance in the amount of C$1,248 and a monthly amount of C$317 in lieu of a life insurance policy.

Elaine Sanders

Pursuant to an employment contract with the Company effective November 13, 2012, Ms. Sanders is employed by the Company as Vice President and Chief Financial Officer. For the fiscal year ended November 30, 2018, Ms. Sanders was entitled to an annual salary of C$299,600.

Termination of Employment or Change of Control

The following termination clauses are in effect under all of the NEOs employment contracts.

In the event of a change of control of the Company, the Company shall continue to employ the NEOs and the NEOs shall continue to serve the Company in the same capacity and each shall have the same authority, responsibilities and status that each had immediately prior to the change of control, subject to the Company’s right to terminate the NEOs’ employment upon payment of severance.

Notwithstanding the foregoing, if within the 12 month period immediately following a change in control, an NEO advises the Company in writing within 90 days of the date the NEO becomes aware of certain changes to the terms of employment after a change of control (and the Company has not cured the condition within 30 days from receipt of such notice), the NEO’s employment with the Company will be deemed to be terminated. Deemed termination upon a change of control has occurred if (i) there is a material change (other than a promotion) in the NEO’s position, duties, responsibilities, title or office in effect immediately prior to any change of control; (ii) a material reduction in the NEO’s base salary in effect immediately prior to any change of control; or (iii) any material breach by the Company of any material provision of the employment agreement.

If an NEO’s employment with the Company is deemed to be terminated, the Company is required to pay such NEO (i) a lump sum payment equal to the NEO’s annual base salary plus such NEO’s annual incentive target for the fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs prior to the first anniversary of the NEO’s employment agreement; or (ii) a lump sum payment equal to the NEO’s annual base salary at the time of termination plus such NEO’s annual incentive earned in the previous fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs following the first anniversary of the NEO’s employment agreement (the “Severance Payment”).

A change of control means any of the following:

•	at least 50% in fair market value of all the assets of the Company are sold;

•	a direct or indirect acquisition by a person or group of persons of the voting shares of the Company constitutes 40% or more of the outstanding voting shares of the Company;

•	a majority of the then-incumbent Board of Directors’ nominees for election to the Board of the Company are not elected at any annual or special meeting of the Shareholders; or

•	the Company is merged, consolidated or reorganized into or with another entity and as a result of such business combination, more than 40% of the voting shares of such body immediately after such transaction are beneficially held in aggregate by a person or corporate body that beneficially held less than 40% of the voting shares of the Company immediately prior to such transaction.

If the employment contract is terminated by the NEO upon a material breach by the Company, or terminated by the Company for reasons other than just cause, death, or extended inability to perform the NEO’s duties under the employment agreement, the Company is obliged to pay to such NEO the Severance Payment. An estimate of Severance Payment for each of the NEOs based on current salary and prior year’s earned annual incentive are C$2,603,000 for Rick Van Nieuwenhuyse and C$1,406,500 for Elaine Sanders.

The Company is also required to maintain group insurance benefits for Mr. Van Nieuwenhuyse and Ms. Sanders for a period of 12 months after termination in the circumstances described above or pay to the executive an amount equal to the present value of the Company’s cost of providing such benefits.

If the employment agreement is terminated as a result of the NEO’s permanent or extended inability to perform the NEO’s duties under the employment agreement, the Company is obligated to pay an amount equal to all accrued and unpaid salary as of the date of termination and a lump sum payment equal to the NEO’s annual salary at the time of termination.

Other than as set out above, there are no other termination clauses or change of control benefits in the employment agreements, or any other contract, agreement, plan or arrangement entered into with the NEO.

The contracts of each of the NEOs continue indefinitely, unless and until terminated in accordance with the terms of their employment agreements.

Summary Compensation Table

The summary compensation table below sets out NEO compensation information including annual salary, incentive bonuses and all other compensation earned during the fiscal year ended November 30, 2018. Amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2018 of CAD$1.00 = $0.775 US dollars.

Named Executive Officer Principal Position	Year	Salary $	Bonus $		Stock Awards (1)(4) $	Option Awards (1) $	All Other Compensation $	Total $
Rick Van	2018	309,905	623,225	(5)	149,500	212,005	24,606	1,319,241
Nieuwenhuyse,	2017	306,991	149,500	(6)	188,806	86,750	24,396	756,443
President and Executive Officer (2)	2016	301,516	94,978	(7)	127,037	50,537	23,720	597,788

Elaine Sanders, Vice	2018	232,119	288,370	(8)	74,750	106,003	10,155	711,397
President and Chief	2017	229,936	74,750	(9)	94,403	43,375	9,981	452,445
Financial Officer (3)	2016	225,835	47,489	(10)	63,518	25,369	9,562	371,773

(1)	Amounts in respect of stock and option awards are based on the fair value of the grants as at the grant date. Option-based awards are valued using the Black-Scholes valuation model. Stock and option awards earned during the year ended November 30, 2018 include vested and unvested amounts.
(2)	Other compensation for Mr. Van Nieuwenhuyse includes $10,054 of matching contributions to Mr. Van Nieuwenhuyse’s registered retirement savings plan and $14,552 of other allowances including car allowance and amounts in lieu for life insurance premiums.
(3)	Other compensation for Ms. Sanders includes $10,155 of matching contributions to Ms. Sanders’s registered retirement savings plan.
(4)	To calculate stock awards, the dollar value to be delivered to each NEO is calculated based the performance of the individual and Company. The Black-Scholes option valuation model is used because it provides a fair value widely accepted by the business community and is regarded as one of the best ways of determining fair prices of options. The fair value based on the Company’s historical stock prices to determine the stock’s volatility, the expected life of the option which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise and the vesting period of the grant.
(5)	2018 Annual Incentive Payout was issued in the form of 150,000 RSUs on December 5, 2018 as well as a cash payment of $294,400. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.
(6)	2017 Annual Incentive Payout was issued in the form of 200,000 RSUs on December 7, 2017. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.
(7)	2016 Annual Incentive Payout was issued in the form of 200,000 RSUs on December 15, 2016. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.
(8)	2018 Annual Incentive Payout was issued in the form of 75,000 RSUs on December 5, 2018 as well as a cash payment of $124,000. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.
(9)	2017 Annual Incentive Payout was issued in the form of 100,000 RSUs on December 7, 2017. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.
(10)	2016 Annual Incentive Payout was issued in the form of 100,000 RSUs on December 15, 2016. Amounts in respect of RSUs are based on the fair value of the grants as at the grant date.

Incentive Plan Awards

2018 Grants of Plan-Based Awards

No stock option awards were re-priced during 2018. The number of stock options outstanding includes vested and unvested awards.

The following table provides information related to grants of plan-based awards to our NEOs during the 2018 fiscal year.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards C$/Sh	Grant Date Fair Value of Stock and Option Awards

Rick Van Nieuwenhuyse	12/07/2017	-	600,000	1.01	$212,005
	12/07/2017	400,000	-	-	$298,996

Elaine Sanders	12/07/2017	-	300,000	1.01	$106,003
	12/07/2017	200,000	-	-	$149,498

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at November 30, 2018.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable(1)	Number of Securities Underlying Unexercised Options # Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price C$	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) #	Market Value of Shares or Units of Stock That Have Not Vested #	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rick Van Nieuwenhuyse	12/07/2017	-	-	-	-	-	133,334	303,000	-	-
	12/07/2017	200,000	400,000	-	1.01	12/06/2022	-	-	-	-
	12/15/2016	-	-	-	-	-	133,334	303,000	-	-
	12/15/2016	266,666	133,334	-	0.70	12/14/2021	-	-	-	-
	12/23/2015	400,000	-	-	0.44	12/22/2020	-	-	-	-
	11/06/2015	937,500	-	-	0.50	11/05/2020	-	-	-	-
	12/05/2014	400,000	-	-	0.62	12/04/2019	-	-	-	-
	09/09/2014	400,000	-	-	1.22	09/08/2019	-	-	-	-

Elaine Sanders	12/07/2017	-	-	-	-	-	66,667	151,000	-	-
	12/07/2017	100,000	200,000	-	1.01	12/06/2022			-	-
	12/15/2016	-	-	-	-	-	66,667	151,000	-	-
	12/15/2016	133,333	66,667	-	0.70	12/14/2021	-	-
	12/23/2015	200,000	-	-	0.44	12/22/2020	-	-	-	-
	11/06/2015	200,000	-	-	0.50	11/05/2020	-	-	-	-
	12/05/2014	200,000	-	-	0.62	12/04/2019	-	-	-	-
	09/09/2014	200,000	-	-	1.22	09/08/2019	-	-	-	-

(1)	Other than as set out below, stock options and RSUs granted vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of grant. Half of the RSUs granted on December 7, 2017 vested immediately with the remaining half vesting one-third on the date of grant and one-third on each of the first and second anniversaries of the date of grant.

2018 Option Exercises and Stock Vested

The following table provides information regarding stock that vested and stock options that were exercised by our NEOs during 2018. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of vested RSUs by the market value of the underlying shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Rick Van Nieuwenhuyse	Nil	Nil	533,333	586,667
Elaine Sanders	Nil	Nil	266,667	293,334

Nonqualified Deferred Compensation

The Company has no plans that provide for deferred compensation to its executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted an Equity Incentive Plan, a RSU Plan and a DSU Plan. The intent of these equity plans are to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executives and directors, and to preserve cash where possible. The Company feels that DSUs align directors’ interests to Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executives and directors with the long term interests of Shareholders.

Equity Compensation Plan Information as of November 30, 2018

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,403,542	0.51	9,334,300
NOVAGOLD Equity compensation plans approved by security holders(1)	1,988	nil	nil
	10,405,530	0.51	9,334,300
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	10,405,530	0.44	9,334,300

(1) Holders of NOVAGOLD equity compensation plans received one option or right to receive a share in Trilogy for every six options or rights held in NOVAGOLD upon the spin-out of Trilogy on April 30, 2012 by way of a Plan of Arrangement. 11,927 NOVAGOLD deferred share units remain outstanding representing a right to receive 1,988 Common Shares, which will settle upon certain directors retiring from NOVAGOLD’s board.

Equity Incentive Plan Information

The Company currently grants equity under the Equity Incentive Plan for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. The purpose of the Equity Incentive Plan is to attract, retain and motivate eligible persons and to align the interests of such persons with those of the Company’s shareholders through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of options and bonus shares.

The Company believes the Equity Incentive Plan will increase the Company’s ability to attract skilled individuals by providing them with the opportunity, through the exercise of stock options and the issuance of bonus shares to benefit from the anticipated growth of the Company. The Board has the authority to determine the directors, officers, employees and consultants to whom options or bonus shares will be granted, the number of options or bonus shares to be granted to each person and the price at which Common Shares may be purchased, subject to the terms and conditions set forth in the Equity Incentive Plan.

The unallocated entitlements under the Equity Incentive Plan were last approved by the Company’s Shareholders on May 15, 2018.

Eligible Participants

Under the Equity Incentive Plan, Awards may be granted to directors, officers, employees and consultants of the Company and its subsidiaries and affiliates.

The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Equity Incentive Plan is 10% of the total number of issued and outstanding Common Shares.

The maximum number of shares issuable to insiders pursuant to the Equity Incentive Plan, together with any shares issued pursuant to any other share compensation arrangement, at any time shall not exceed (i) 10% of the total number of outstanding shares on the date of grant; and (ii) 10% of the total number of outstanding Common Shares within any one-year period. No eligible person may be granted options under the Equity Incentive Plan for more than 15,000,000 Common Shares (subject to adjustment as provided for in the Equity Incentive Plan), in the aggregate in any calendar year, such amount representing approximately 11.4% of the total number of Common Shares outstanding as of the date hereof.

Exercise

Under the terms of the Equity Incentive Plan, upon vesting, options may be exercised by delivery to the Company of a written stock option exercise agreement, together with payment of the exercise price (plus any applicable taxes, including withholding obligations) for the number of shares being purchased.

Cashless Exercise

Under the terms of the Equity Incentive Plan, a “net exercise” feature allows for optionees to receive, at the discretion of the Board, the number of Common Shares having a value equal to the number of Common Shares issuable if such options were exercised multiplied by a quotient, the numerator of which is the result of the market price of one Common Share less the exercise price of one Common Share, and the denominator of which is the market price of one Common Share, without having to pay cash at the time of exercise.

Administration

The Equity Incentive Plan is to be administered by the Compensation Committee appointed by the Board of Directors. Subject to the terms of the Equity Incentive Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any person, the exercise price and the schedule and dates for vesting of Awards granted. The term of the Awards granted under the Equity Incentive Plan shall be determined by the Compensation Committee, however, in no event shall an option be exercisable during a period extending more than ten years after the date of grant. In addition, the exercise price of an option shall not be less than the greater of market price and fair market value on the date of the grant. In the circumstance where the end of the term falls within, or within ten business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company, the end of the term shall be the tenth business day after the earlier of the end of such black out period or the original expiry date. In no event shall the exercise price of an Award be less than the greater of: (i) the market price, which means the volume weighted average price of the Common Shares on the TSX for the five trading days prior to the date of grant of the option; and (ii) the fair market value, which means the closing price of the Common Shares on the TSX on the last trading day prior to the date of grant of the option.

Share Bonus Plan

Pursuant to the share bonus plan (the “Share Bonus Plan”), the terms of which are included as part of the Equity Incentive Plan, the Board, on the recommendation of the Compensation Committee, shall have the right, subject to the limitations set forth in the Equity Incentive Plan, to issue or reserve for issuance, for no cash consideration, to any eligible person, any number of Common Shares as a discretionary bonus of Common Shares subject to such provisos and restrictions as the Board may determine. The aggregate number of Common Shares that may be issued under the Share Bonus Plan is 1,000,000.

Change of Control

In the event of, among other things, a change of control affecting the Company, the Board of Directors of the Company will notify each awardee under the Equity Incentive Plan of the full particulars of the offer whereupon all options will become vested and may be exercised.

Cessation of Entitlement

If a Director, Officer, employee or consultant ceases to be so engaged by the Company for any reason, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination or the expiry date of the Award, provided that the Committee retains the discretion to accelerate vesting; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination. All non-vested Awards shall terminate on the date of termination.

Incentive Stock Options

An option granted to a U.S. participant shall specify whether such option is an incentive stock option or a nonqualified stock option. The number of shares available for granting incentive stock options under the Equity Incentive Plan shall not exceed 15,000,000. To the extent that the aggregate Fair Market Value of shares (determined as of the date of grant of the option) with respect to which Incentive Stock Options are exercisable for the first time by a U.S. participant during any calendar year exceeds US$100,000, or any limitation subsequently set forth in section 422(d) of the Code, such excess shall be considered a nonqualified stock option. An incentive stock option will terminate no later than ten years after the date of grant; provided, however, that in the case of a U. S participant who, at the time of grant, is a 10% shareholder, such incentive stock options will terminate no later than five years after the date of grant.

Amendment

The Board may, from time to time, subject to applicable law and the rules of the TSX, but without shareholder approval, suspend, terminate, or amend the Equity Incentive Plan or any option granted thereunder for the purposes of (i) making minor or technical modifications, (ii) to correct any ambiguity, defective provisions, error or omission in the provisions of the Equity Incentive Plan,(iii) to change any vesting provisions of the options, (iv) to change the termination provisions of the options provided it does not entail an extension beyond the original expiry date of the options, (v) to add or change provisions relating to any form of financial assistance provided that would facilitate the purchase of options, (vi) to add a cashless exercise feature providing for the payment in cash or securities upon the exercise of options, (vii) subject to the restrictions below, to extend the term or reduce the exercise price of any option previously granted in accordance with Equity Incentive Plan terms, or (viii) to reduce the allocation of shares to the Share Bonus Plan issuable under the Equity Incentive Plan or; and the Board, absent prior approval of the Shareholders of Trilogy and the TSX or any regulatory body having authority over the Company, will not be entitled to: (i) increase the maximum number of Common Shares issuable by the Company pursuant to the Equity Incentive Plan; (ii) amend an option grant for an option held by an insider to effectively reduce the exercise price or extend the expiry date of such options; (iii) permit options granted under the Equity Incentive Plan to be transferable or assignable other than for normal estate settlement purposes; (iv) to reduce the allocation of Common Shares to the Share Bonus Plan; or (v) make any change to the amendment provisions of the Equity Incentive Plan.

Transferability

Awards under the Equity Incentive Plan are not transferable or assignable by the participant, otherwise then by will or operation of law.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Equity Incentive Plan. The following description applies to Awards that are subject to U.S. federal income tax.

Grant of Options

The grant of an option is not expected to result in any taxable income to the recipient.

Exercise of Options

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. If an option is an incentive stock option (an “ISO”), its holder generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to a U.S. income tax deduction.

Disposition of Shares Acquired Upon Exercise of Options

The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the U.S. Internal Revenue Code of 1986, as amended (the “Code”) have been satisfied.

If, as usually is the case, the Common Shares acquired upon exercise of a non-qualified stock option are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. Provided that an optionee holds the Common Shares received upon exercise of an ISO for more than two years from the date of grant and more than one year from the date the ISO was exercised, the difference, if any, between the amount realized on a sale or other taxable disposition and the optionee’s tax basis will be long-term capital gain or loss.

Awards Under the Share Bonus Plan

If an Award is payable in Common Shares that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the first time the Common Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier).

The holder’s basis for the determination of gain or loss upon the subsequent disposition of Common Shares acquired under the Share Bonus Plan will be the amount ordinary income recognized either when the Common Shares are received or when the Common Shares are vested. The Company will generally be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code. As to other Awards granted under the Share Bonus Plan that are payable in Common Shares not subject to substantial risk of forfeiture, the holder of the Award must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the date such shares are received). The Company generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code.

RSU Plan

Eligible Participants

The RSU Plan is administered by the Compensation Committee of the Board. Employees, directors and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the RSU Plan. In accordance with the terms of the RSU Plan, the Company, under the authority of the Board of Directors through the Committee, will approve those employees, directors and eligible consultants who are entitled to receive RSUs and the number of RSUs to be awarded to each participant. RSUs awarded to participants are credited to them by means of an entry in a notional account in their favour on the books of the Company. Each RSU awarded conditionally entitles the participant to receive one Common Share (or the cash equivalent) upon attainment of the RSU vesting criteria.

Vesting

The vesting of RSUs is conditional upon the expiry of a time-based vesting period. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined at the time of the grant by the Compensation Committee.

Once the RSUs vest, the participant is entitled to receive the equivalent number of underlying Common Shares or cash equal to the Market Value of the equivalent number of Common Shares. The vested RSUs may be settled through the issuance of Common Shares from treasury, by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share is defined in the RSU Plan and means, as at any date (if the Common Shares are listed and posted for trading on the TSX), the arithmetic average of the closing price of the Common Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date. The RSUs may be settled on the payout date, which shall be the third anniversary of the date of the grant or such other date as the Compensation Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such RSUs. The expiry date of RSUs will be determined by the Committee at the time of grant. However, the maximum term for all RSUs is two years after the participant ceases to be an employee or eligible consultant of the Company. All unvested or expired RSUs are available for future grants.

Maximum Number of Common Shares Issued

RSUs may be granted in accordance with the RSU Plan provided the aggregate number of RSUs outstanding pursuant to the RSU Plan from time to time shall not exceed 3% of the number of issued and outstanding Common Shares from time to time.

The RSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the RSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the RSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one-year period, will not exceed 10% of the total number of outstanding Common Shares.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the RSU Plan, RSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, in such case, at the Company’s discretion (unless otherwise provided in the applicable Grant Agreement), all or a portion of such participant’s RSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited RSUs are available for future grants.

Transferability

RSUs are not assignable or transferable other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall enure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the RSU.

Amendments to the RSU Plan

The Board may, at any time and from time to time, without shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan, to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan, to change the vesting provisions of RSUs, to change the termination provisions of RSUs or the RSU Plan that does not entail an extension beyond the original expiry date of the RSU, to preserve the intended tax treatment of the benefits provided by the RSU Plan, as contemplated therein, or any amendments necessary or advisable because of any change in applicable laws; provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in (i) an increase in the maximum number of Common Shares issuable pursuant to the RSU Plan other than as already contemplated in the RSU Plan; (ii) an extension of the expiry date for RSUs granted to insiders under the RSU Plan; (iii) other types of compensation through Common Share issuance; (iv) expansion of the rights of a participant to assign RSUs beyond what is currently permitted in the RSU Plan; or (v) the addition of new categories of participants, other than as already contemplated in the RSU Plan.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to RSUs awarded under the RSU Plan. The following description applies to RSUs that are subject to U.S. federal income tax. The grant of RSUs should not result in taxable income to the Participant at the time of grant. When RSUs are paid out, the Participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the RSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Participant recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss.

DSU Plan

Summary of the Plan

The DSU Plan provides that non-executive directors may elect to receive up to 50% of their Annual Base Compensation in DSUs. A DSU is a unit credited to a participant in the DSU Plan by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to a Common Share. All DSUs paid with respect to Annual Base Compensation will be credited to the director by means of an entry in a DSU Account when such Annual Base Compensation is payable. The director’s DSU Account will be credited with the number of DSUs determined by dividing the dollar amount of compensation payable in DSUs on the payment date by the Share Price of a Common Share at the time. Share Price is defined in the DSU Plan and means (if the Common Shares are listed and posted for trading on the TSX) the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant or the redemption date, as the case may be. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Additionally, the Board may award such number of DSUs to a non-executive director as the Board deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to the director’s DSU Account. The Company and a director who receives such an additional award of DSUs shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

Generally, a participant in the DSU Plan shall be entitled to redeem his or her DSUs during the period commencing on the Termination Date and ending on the 90th day following the Termination Date, provided, however that for U.S. Eligible Participants, redemption will be made upon such Participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be in Common Shares issued from treasury, may be purchased by the Company on the open market for delivery to the director, may be settled in cash or any combination of the foregoing.

Maximum Number of Common Shares Issued

DSUs may be granted in accordance with the DSU Plan, provided the aggregate number of DSUs outstanding pursuant to the DSU Plan from time to time does not exceed 2% of the issued and outstanding Common Shares from time to time.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the DSU Plan except by will or laws of descent and distribution.

Amendments to the DSU Plan

The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan including amendments of a “clerical” or “housekeeping” nature, to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan, amendments to the termination provisions of the DSU Plan, amendments necessary or advisable because of any change in applicable laws, amendments to the transferability of DSUs, amendments relating to the administration of the DSU Plan, or any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, and shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment (i) to increase the maximum number of Common Shares which may be issued under the DSU Plan; (ii) to the amendment provisions of the DSU Plan; or (iii) to the definition of “Participant”.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Director’s DSU Account should not result in taxable income to the Director at the time of grant. When DSUs are paid out, the Director will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A Director’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Director recognized ordinary income. If, as usually is the case, the Common Shares are a capital asset in the Director’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income but will qualify as capital gain or loss. To the extent that a Director’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan contains certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.

Summary of Securities Issued

The following table sets out information concerning the number and price of securities to be issued under the Equity Incentive, RSU and DSU Plans to employees and other service providers.

	Equity Incentive Plan	RSU Plan	DSU Plan
As at November 30, 2018 (most recently completed fiscal year)
Maximum number of Common Shares reserved for issuance	13,158,561	3,947,568	2,631,712
Percent of Common Shares outstanding (approximate)	10.0%	3.0%	2.0%
Number of Common Shares issuable upon exercise or vesting of option or right	8,821,434	400,002	1,182,106
Percent of Common Shares outstanding (approximate)	6.7%	0.3%	0.9%
Weighted average exercise price	$0.60	N/A	N/A
Number of Common Shares available for future issuance	4,337,127	3,547,566	1,449,606
Number of Common Shares available for future issuance as a percent of Common Shares outstanding (approximate)	3.3%	2.7%	1.1%
Number of securities granted during the year	2,395,000	600,000	140,875
Weighted Average Number of Common Shares Outstanding	121,778,727	121,778,727	121,778,727
Annual Burn Rate
2018	2.0%	0.5%	0.1%
2017	1.6%	0.6%	0.1%
2016	1.7%	0.2%	0.6%
Plan Features
Maximum number of Common Shares authorized for issuance to any one insider or such insider’s associate under all share compensation arrangements of the Company within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
As at March 25, 2019
Maximum number of Common Shares reserved for issuance	13,205,948	3,961,784	2,641,190
Percent of Common Shares outstanding (approximate)	10.0%	3.0%	2.0%
Number of Common Shares issuable upon exercise or vesting of option or right	11,178,100	212,501	1,211,595
Percent of Common Shares outstanding (approximate)	8.5%	0.2%	0.9%
Weighted average exercise price	$0.95	N/A	N/A
Number of Common Shares remaining available for future issuances	2,027,848	3,749,283	1,429,595
Number of Common Shares available for future issuance as a percent of Common Shares outstanding (approximate)	1.5%	2.8%	1.1%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership or control and direction, direct or indirect, of our Common Shares as of March 25, 2019 by:

•	our NEOs;

•	our directors and nominees;

•	all of our executive officers and directors as a group; and

•	each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares based on the latest information provided by such person to the Company or such person’s Schedules 13D, 13F and 13G, as applicable, last filed with the SEC.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature of Beneficial Interest(1)		Percentage of Class(2)
Rick Van Nieuwenhuyse	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	6,197,802	(3)	4.6%
Elaine Sanders	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	2,110,627	(4)	1.6%
Tony Giardini	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	747,558	(5)	*
William Hayden	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	484,626	(6)	*
William Hensley	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	232,587	(7)	*
Gregory Lang	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	767,957	(8)	*
Kalidas Madhavpeddi	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	748,953	(9)	*
Gerald McConnell	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	737,081	(10)	*
Janice Stairs	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	748,352	(11)	*
Diana Walters	Suite 1150, 609 Granville Street Vancouver, British Columbia Canada, V7Y 1G5	332,332	(12)	*

Name	Business Address	Amount and Nature of Beneficial Interest(1)		Percentage of Class(2)
All directors and executive officers as a group		13,107,875		9.8%
Electrum Strategic Opportunities Fund L.P. (“Electrum”)	535 Madison Avenue, 12th Floor, New York, NY, USA 10022	30,379,995	(13)	23%
Paulson & Co. Inc. (“Paulson”)	1251 Avenue of the Americas, 50th Floor, New York, NY, USA 10020	14,326,996	(14)	10.9%
Baupost Group, L.L.C. (“Baupost”)	10 St. James Ave, Suite 1700 Boston, MA, USA 02116	13,050,758	(15)	9.9%
Selz Capital LLC (“Selz”)	1370 Avenue of the Americas (24th Floor), New York, NY, USA 10019	10,479,456	(16)	7.9%
South32 Limited (“South32”)	125 St Georges Terrace Perth, Western Australia 6000	16,413,493	(17)	12.4%

(1)	Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) or securities that can be acquired by him or her within 60 days, including upon the exercise of options, warrants or convertible securities.
(2)	Based on 132,059,478 Common Shares issued and outstanding as of March 25, 2019, plus any common shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days from March 25, 2019.
(3)	Includes 3,060,302 Common Shares and 3,137,500 Common Shares underlying options exercisable within 60 days of March 25, 2019.
(4)	Includes 810,627 Common Shares and 1,300,000 Common Shares underlying options exercisable within 60 days of March 25, 2019.
(5)	Includes 8,048 Common Shares and 550,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 189,510 DSUs as of March 25, 2019.
(6)	Includes 400,000 Common Shares underlying options exercisable within 60 days of March 25, 2019 and 84,626 DSUs as of March 25, 2019.
(7)	Includes 150,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 82,587 DSUs as of March 25, 2019.
(8)	Includes 33,896 Common Shares and 550,000 Common Shares underlying options exercisable within 60 days of March 25, 2019 and 184,061 DSUs as of March 25, 2019.
(9)	Includes 4,293 Common Shares and 550,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 194,660 DSUs as of March 25, 2019.
(10)	Includes 6,629 Common Shares and 550,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 180,452 DSUs as of March 25, 2019.
(11)	Includes 10,000 Common Shares and 550,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 188,352 DSUs as of March 25, 2019.
(12)	Includes 225,000 Common Shares underlying options exercisable within 60 days of March 25, 2019, and 107,332 DSUs as of March 25, 2019.
(13)

As reported by Electrum to the Company. Includes (i) 26,662,053 common shares and 2,760,870 common shares issuable upon the exercise of warrants held by Electrum Strategic Opportunities Fund L.P. (“ESOF”), (ii) 10,000 common shares held by Tigris Financial Group Ltd. (“Tigris”), (iii) 113,739 common shares held directly by Mr. Thomas Kaplan, and (iv) 833,333 common shares held by GRAT Holdings LLC (“GRAT Holdings”). Mr. Thomas Kaplan has sole voting and investment power with respect to the 10,000 common shares held by Tigris and the 113,739 common shares he holds directly. GRAT Holdings has sole voting and investment power with respect to the 833,333 common shares it holds directly. Each of Mr. Thomas Kaplan, GRAT Holdings, ESOF, Electrum Global Holdings L.P. (“Global Holdings”), TEG Global GP Ltd (“TEG Global”), ESOF GP Ltd. (“ESOF GP”), Leopard Holdings LLC (“Leopard”) and The Electrum Group LLC (“TEG Services”) may be deemed to share the power to vote and dispose of the 26,662,053 common shares and 2,760,870 common shares issuable upon the exercise of warrants held directly by ESOF and, accordingly, each may be deemed to beneficially own such shares. ESOF GP is the sole general partner of Electrum Strategic Opportunities Fund GP L.P., the sole general partner of ESOF. Global Holdings is the owner of all of the equity interests of ESOF GP. TEG Global is the sole general partner of, and TEG Services is the investment adviser to, Global Holdings. TEG Services possesses voting and investment discretion with respect to assets of Global Holdings, including indirect investment discretion with respect to the common shares held by ESOF. Mr. Thomas Kaplan has the ability to influence such discretion of TEG Services. TEG Global is principally owned and controlled by Leopard, which is owned and controlled by GRAT Holdings.

(14)	As reported on Paulson’s Schedule 13G/A as of December 31, 2017. Paulson has sole voting and dispositive power with respect to 14,326,996 Common Shares.
(15)	As reported on Baupost’s Schedule 13G as of February 13, 2019, Baupost has shared voting and dispositive power with respect to 13,050,758 Common Shares. Baupost is a registered investment advisor and acts as an investment advisor and general partner to various private investment limited partnerships. SAK Corporation, as the Manager of Baupost, and Mr. Seth A. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost.
(16)	As reported by Selz’s Schedule 13G as of January 16, 2019, Selz has sole voting power with respect to 8,010,310 Common Shares, shared voting power with respect to 2,302,500 Common Shares, sole dispositive power with respect to 10,410,410 Common Shares and shared dispositive power with respect to 69,046 Common Shares.
(17)	As reported on South32’s Schedule 13G as of April 20, 2018, South32 has shared voting and dispositive power with respect to 16,413,493 Common Shares. South32 International Investment Holdings Proprietary Limited (“South32 International”) is a wholly-owned subsidiary of South32 and may be deemed to have beneficial ownership of the securities beneficially owned by South32.

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised, directly or indirectly, is less than 1%.

As of March 25, 2019, we had approximately 1,478 registered holders of Common Shares.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.

DIRECTOR COMPENSATION

Non-executive directors each are eligible to receive an annual retainer of $24,000 in cash of which each director can elect to receive 50% of their annual retainer in DSUs. The cash retainer is paid quarterly in arrears. In addition, the Chair of the Audit Committee receives $10,000 and the Chairs of the Compensation and Governance, Corporate Communications and EHST Committees of the Board each receive $5,000 annually and the Board Chair receives $16,000 annually, all paid on a quarterly basis. Non-executive directors receive a meeting fee of $1,000 in cash for each meeting attended. Each director is entitled to participate in any security-based compensation arrangement or other plan adopted by the Company from time to time with the approval of the Company’s Board. The directors are reimbursed for expenses incurred on the Company’s behalf. Executive officers who are also directors do not collect Board fees. Board members are eligible to participate in the Equity Incentive, RSU and DSU Plans. No additional fees are paid to directors. Director compensation is subject to review and possible change on an annual basis.

During fiscal 2018, non-executive directors were granted 525,000 stock options on December 7, 2017 at an exercise price of C$1.01 and 75,000 stock options on December 22, 2017 at an exercise price of C$1.47, all exercisable for a period of five years. These stock options were all fully vested on the grant date.

The Compensation Committee periodically reviews the adequacy and form of the compensation of directors and ensures that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and reports and makes recommendations to the Board accordingly. In 2018, the Compensation Consultant completed a review of the Company’s director compensation, gathering of market information, commentary on market conditions and director compensation analysis. Decisions made by the Compensation Committee, however, are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. No changes were made to the director’s compensation program during fiscal 2018.

Director Compensation Table

The summary compensation table below sets out the compensation provided to the Company’s non-executive directors for the fiscal year ended November 30, 2018.

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	All Other Compensation $		Option Awards $	Total $
Tony Giardini	33,000	12,000			26,501	71,501
William Hayden	25,000	12,000			26,501	63,501
William Hensley	18,645	84,004	8,000	(2)	44,557	155,206
Gregory Lang	30,000	12,000			26,501	68,501
Kalidas Madhavpeddi	37,000	12,000			26,501	75,501
Gerald McConnell	35,000	12,000			26,501	73,501
Janice Stairs	32,000	12,000			26,501	70,501
Diana Walters	28,000	12,000			26,501	66,501

(1)	The 2018 DSU grants for directors are 100% vested on grant date, but payable on retirement. The value of the amounts in respect of stock-based awards is based upon the fair value at time of grant.

(2)	Amount represents consulting fees paid to Mr. Hensley for stakeholder meetings.

DSU Plan for Directors

The DSU Plan has been established by the Company to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board. In an effort to preserve cash and to build share ownership, the Directors can elect to receive in DSUs 50% of their annual retainer by completing and delivering a written election to the Company on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for calendar quarters beginning during the calendar year following the date of such election. Almost all of the directors elected to receive in DSUs 50% of their annual retainer. Directors are not eligible to redeem the DSUs until they retire from the Company. This plan was originally approved by the Board on November 29, 2012 and the Company’s Shareholders on May 21, 2013.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets out information concerning all option-based and share-based awards outstanding for each director (excluding NEOs) as of November 30, 2018 including awards granted before the most recently completed financial year.

		Option-Based Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the- money Options(1) $

	12/07/2017	75,000	1.01	12/06/2022
	12/15/2016	75,000	0.70	12/14/2021
Tony Giardini	12/23/2015	75,000	0.44	12/22/2020	784,377
	11/06/2015	100,000	0.50	11/05/2020
	12/05/2014	75,000	0.62	12/04/2019
	09/09/2014	75,000	1.22	09/08/2019

	12/07/2017	75,000	1.01	12/06/2022
William Hayden	12/15/2016	75,000	0.70	12/14/2021	557,528
	12/23/2015	75,000	0.44	12/22/2020
	11/06/2015	100,000	0.50	11/05/2020

William Hensley	12/22/2017	75,000	1.47	12/21/2022	82,388

	12/07/2017	75,000	1.01	12/06/2022
	12/15/2016	75,000	0.70	12/14/2021
Gregory Lang	12/23/2015	75,000	0.44	12/22/2020	784,377
	11/06/2015	100,000	0.50	11/05/2020
	12/05/2014	75,000	0.62	12/04/2019
	09/09/2014	75,000	1.22	09/08/2019

	12/07/2017	75,000	1.01	12/06/2022
	12/15/2016	75,000	0.70	12/14/2021
Kalidas Madhavpeddi	12/23/2015	75,000	0.44	12/22/2020	784,377
	11/06/2015	100,000	0.50	11/05/2020
	12/05/2014	75,000	0.62	12/04/2019
	09/09/2014	75,000	1.22	09/08/2019

	12/07/2017	75,000	1.01	12/06/2022
	12/15/2016	75,000	0.70	12/14/2021
Gerald McConnell	12/23/2015	75,000	0.44	12/22/2020	784,377
	11/06/2015	100,000	0.50	11/05/2020
	12/05/2014	75,000	0.62	12/04/2019
	09/09/2014	75,000	1.22	09/08/2019

	12/07/2017	75,000	1.01	12/06/2022
	12/15/2016	75,000	0.70	12/14/2021
Janice Stairs	12/23/2015	75,000	0.44	12/22/2020	784,377
	11/06/2015	100,000	0.50	11/05/2020
	12/05/2014	75,000	0.62	12/04/2019
	09/09/2014	75,000	1.22	09/08/2019

	12/07/2017	75,000	1.01	12/06/2022
Diana Walters	12/15/2016	75,000	0.70	12/14/2021	234,185

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 30, 2018 of C$2.93 less the option exercise price converted into US dollars at an exchange rate of 1 USD = 1.3296 CAD.

Value Vested or Earned During the Year

The following table sets out information concerning the value of incentive plan awards – option-based and share-based awards as well as non-equity incentive plan compensation – vested or earned by each director (other than NEOs) during the financial year ended November 30, 2018.

	Option-Based Awards		Share-Based Awards		Non-equity
Name	Number of Securities Underlying Options Vested	Value Vested During the Year(2) $	Number of Shares or Units of Shares Vested	Value Vested During the Year(1) $	Incentive Plan Compensation – Value Earned During the Year $
Tony Giardini	75,000	26,501	9,339	12,000	-
William Hayden	75,000	26,501	5,939	9,000	-
William Hensley	75,000	44,557	78,901	88,356	-
Gregory Lang	75,000	26,501	9,339	12,000	-
Kalidas Madhavpeddi	75,000	26,501	9,339	12,000	-
Gerald McConnell	75,000	26,501	9,339	12,000	-
Janice Stairs	75,000	26,501	9,339	12,000	-
Diana Walters	75,000	26,501	9,339	12,000	-

(1)	Amounts in respect of share-based awards are based upon the market value of the units at time of vesting based on the prevailing share price times the number of units vested.

(2)	Amounts in respect of option-based awards valued using the Black-Scholes valuation model.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2018, and the date of this circular, the aggregate indebtedness to the Company and its subsidiaries of all officers, directors, proposed directors and employees, and their respective associates and affiliates, and former officers, directors and employees of the Company or any of its subsidiaries was $nil.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

None of the Company’s directors, executive officers, nominees for director, beneficial owners of more than 5% of the Company’s common shares or any of their immediate family members was indebted to the Company or had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the two most recently completed fiscal years where the amount involved exceeds $120,000.

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related person transactions if the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. The Audit Committee does not currently have a written related party transaction policy but its practice is to consider relevant factors and circumstances in determining whether or not to approve or ratify such a transaction. Based on its consideration of all relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the overall best interests of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominating Committees, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and recommended by National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. The Board is currently comprised of 9 directors, a majority of whom (8 of 9) are independent. Messrs.  Giardini, Hayden, Hensley, Lang, Madhavpeddi, McConnell, and Mmes. Stairs and Walters are considered to be “independent” directors for the purposes of NI 58-101, under the applicable NYSE American standards and SEC rules. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. McConnell will not be standing for re-election to the Board at the Meeting. If elected, the Company’s proposed nominee, Jim Gowans, is expected to be an “independent” director for the purposes of NI 58 101, under the applicable NYSE American standards and SEC rules. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every three months. Between the scheduled meetings, the Board meets as required. A total of 11 board meetings have been held since December 1, 2017, being the beginning of the Company’s most recently completed financial year. Two of such meetings were held on short notice, which impeded the participation of some directors. All of the directors attended more than 90 percent of the aggregate of the total number of meetings of the Board and subcommittees of the Board on which he/she served. For additional information on Board and other committee meeting attendance, see the director biographies under “Information Concerning the Board of Directors, Director Nominees and Executive Officers”.

The Company’s independent directors are expected to meet at least annually in executive session without the presence of non-independent directors and management. Also, in order to facilitate open and candid discussion among independent directors, from time to time as circumstances dictate, the non-independent directors and any representatives of management in attendance at meetings of the Board are excused. At the end of regularly scheduled Board meetings, the directors regularly meet in-camera without management present. Since December 1, 2017, the independent directors held a total of five such in-camera meetings.

The Board members are not required to attend the annual and special meeting of Shareholders.

The Board has four standing committees: Compensation, Audit, Corporate Governance and Nominating, and Environment, Health, Safety and Technical. Special committees are formed as needed.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for the Company’s directors, officers and employees, as well as a Code of Conduct for Chief Executive and Senior Financial Officers (the “Senior Officer Code”) for the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Controller. Copies of the Code and the Senior Officer Code are available on the Company’s website at www.trilogymetals.com, on SEDAR at www.sedar.com, and may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular. The Company intends to disclose on its website or by filing a Form 8-K, any change to, or waivers from, the Senior Officer Code or the Code that relates to any element of “code of ethics” enumerated in Item 406(b) in Regulation S-K or otherwise required by the rules of the NYSE American.

The Company has appointed the Company’s Chief Financial Officer to serve as the Company’s Ethics Officer to ensure adherence to the Code. Under the Code, directors, officers and employees are required to disclose any actual or potential conflict of interest to the Company’s Ethics Officer or the Chair of the Audit Committee. Under the Code, no director, officer or employee shall:

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

o	competes with the Company;

o	supplies products or services to the Company; or

o	purchases products or services from the Company;

•	have any financial interest, including significant stock ownership, which means 10% or more of the common stock, in any entity with which the Company does business that might create or give the appearance of a conflict of interest;

•	seek or accept any personal loan or services from any entity with which the Company does business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business, if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities to the Company;

•	accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

•	conduct business on behalf of the Company with immediate family, which includes spouses, children, parents, siblings and persons sharing the same home, whether or not legal relatives.

The Code also describes how the Company is committed to honest and ethical conduct by all directors, officers, employees and other representatives, providing full, accurate, timely and understandable disclosure and compliance with all laws, rules and regulations.

The Company has also established a Whistle Blower Policy whereby the Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls or auditing matters to the Audit Committee. Monitoring of accounting, internal control and auditing matters, as well as violations of the law, the Code and other Company policies or directives, occurs through the reporting of complaints or concerns through an anonymous whistleblower hotline accessible by telephone, fax or internet.

Certain of the Company’s directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Board, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms and such director will not participate in negotiating and concluding terms of any proposed transaction. Any director or officer who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material or if required to do so by corporate or securities law.

The following directors and officers currently serve on the following boards of directors of other public companies:

Name	Reporting Issuer

William Hayden	Globe Metals & Mining Ltd. (ASX: GBE) Ivanhoe Mines Ltd (TSX: IVN)

Gregory Lang	NOVAGOLD Resources Inc. (TSX, NYSE American: NG)

Kalidas Madhavpeddi	Capstone Mining Corp. (TSX: CS)*not standing for re-election in 2019 NOVAGOLD Resources Inc. (TSX, NYSE American: NG)

Gerald McConnell	Namibia Critical Metals Inc. (TSX-V: NMI)

Elaine Sanders	Alexco Resource Corp. (TSX: AXR, NYSE American: AXU)

Janice Stairs	Namibia Critical Metals Inc. (TSX-V: NMI) Gabriel Resources Ltd. (TSX-V: GBU) Marathon Gold Corporation (TSX: MOZ)

Rick Van Nieuwenhuyse	Alexco Resource Corp. (TSX: AXR, NYSE American: AXU) SolidusGold Inc. (TSX-V: SDC) NOVAGOLD Resources Inc. (TSX, NYSE American: NG)*not standing for re-election in 2019

Diana Walters	Platinum Group Metals (TSX: PTM, NYSE American: PLG) Alta Mesa Resources, Inc. (NASDAQ: AMR) Atmos Energy (NYSE: ATO)

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.

The Board has adopted a written mandate, a copy of which is attached herewith as Appendix “A”. The mandate of the Board is to enhance and preserve long term shareholder value, and to ensure the Company meets the Company’s obligations on an ongoing basis and operates in a reliable and safe manner. In accordance with its mandate, the Board is expected to, among other things:

•	review and approve strategic plans on an annual basis and monitor annual programs in relation to strategic plans;

•	review operating and financial performance relative to budgets and objectives;

•	ensure the integrity and effectiveness of the Company’s internal control and management information systems;

•	understand the principal risks of the Company’s business and ensure that there are systems in place which effectively monitor and manage those risks with a view to the Company’s long-term viability;

•	monitor and evaluate the performance of the CEO, establish compensation programs and succession planning and determine compensation of the CEO and senior management;

•	ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

•	appoint Board committees, including the Audit Committee, and delegate to those committees any appropriate powers of the Board; and

•	adopt a communication and disclosure policy for the Company and ensure the Company has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and the EHST Committee is required to ensure the committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Gerald McConnell. As Mr. McConnell is not standing for re-election to the Board at the Meeting, the Company expects to appoint a new, independent Chair of the Board immediately following the Meeting. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board.

The Board has also developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all activities of the Company.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters and recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. Historically, all new members of the Board have been experienced in the mining sector so no general mining orientation has been necessary.

Continuing education helps directors keep up to date on changing governance issues and requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the directors and senior management of the Company and the need for each director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:

•	request that directors or officers determine their training and education needs;
•	arrange visits to the Company’s projects or operations;
•	arrange funding for the attendance at seminars or conferences of interest and relevance to their position; and
•	encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

During 2018, directors participated in Company provided educational sessions and received educational materials on the topics outlined below.

Date	Educational Program	Presented By	Participant

August 29, 2018	Positioning and Defence Considerations	BMO Capital Markets	Board of Directors
August 29, 2018	Permitting in Alaska	Rick Van Nieuwenhuyse	Board of Directors
October 4, 2018	New PCAOB Auditor Reporting Model	PwC	Audit Committee
December 5, 2018	Complying with Anti-Corruption Laws	Dorsey & Whitney LLP	Board of Directors

The Board also encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Board’s Role in Risk Oversight

While Company management is charged with the day-to-day management of risks the Company faces including credit risk, liquidity risk and operational risk, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management. Oversight begins with the Board of Directors and the Audit Committee. The Audit Committee consists of three independent directors. The Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company's principal risks, both financial and non-financial, and reviews updates on these risks from Company management. The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and financial statements. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports periodically to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management.

The Board leadership structure promotes effective oversight of the Company's risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the Chief Executive Officer and other members of senior management with the responsibility to assess and manage the Company's day-to-day risk exposure and providing the Board, and specifically the Audit Committee of the Board, with the responsibility to oversee these efforts of management.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Blake, Cassels & Graydon LLP, Corporate Secretary, Elaine M. Sanders, Trilogy Metals Inc. Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Audit Committee and Audit Committee Financial Expert

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the performance of the independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are elected annually by the Board at the annual organizational meeting. The members of the Audit Committee shall meet the independence and experience requirements of the NYSE American and Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Tony Giardini. The Audit Committee meetings are held quarterly at a minimum. The Audit Committee met four times in the year ended November 30, 2018. The Company’s Audit Committee Charter is available on the Company’s website at www.trilogymetals.com.

Corporate Governance and Nominating Committee

The Board is responsible for approving directors for nomination and election and filling vacancies among the directors. In all cases, the Board will consider the recommendations of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Janice Stairs (Chair), Greg Lang and Diana Walters. All members of the Corporate Governance and Nominating Committee are independent under applicable NYSE American requirements. The Corporate Governance and Nominating Committee met four times in the year ended November 30, 2018.

The Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at www.trilogymetals.com, states that the Corporate Governance and Nominating Committee will assist the Board by (i) recommending, annually, the members proposed for reelection to the Board and identifying and recommending new nominees; (ii) recommending to the Board, on an annual basis, director nominees for each Board committee; (iii) in consultation with the Board, establishing criteria for Board membership and recommending Board composition; and (iv) developing and overseeing a process for director succession, including reviewing and assessing new candidates for appointment or nomination to the Board.

Director Nomination Policies

The Corporate Governance and Nominating Committee is responsible for reviewing any Shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Corporate Governance and Nominating Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular. None of the current nominees were nominated by a Shareholder pursuant to a shareholder proposal.

Annually, the Corporate Governance and Nominating Committee follows a process designed to consider the re-election of existing directors and, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. The Committee believes candidates for the Board of Directors should have the ability to exercise objectivity and independence in making informed business decisions and extensive knowledge in the mining industry, finance and other areas, and in particular, experience with regards to exploration and development of mineral properties, financial reporting, risk management and business strategy. With respect to nominating existing directors, the Committee reviews relevant information available to it and assesses each individual’s continued ability and willingness to serve as a director. The Committee also assesses each person’s contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

With respect to establishing criteria for Board membership and recommending the composition of the Board, the Corporate Governance and Nominating Committee is required by its charter to consider diversity in experience and perspectives in addition to general skills and competencies. Also, of consideration and interest are the experiences that personal diversity, including ethnicity, gender and education, can add to the Board.

Board Renewal

Director term limits were considered by both the Corporate Governance and Nominations Committee and the Board and the Board has determined to not adopt a mandatory tenure or retirement age policy at this time. To ensure adequate board renewal, the Corporate Governance and Nominations Committee is responsible for conducting an annual assessment of the Board. The assessment includes an evaluation of the tenure and performance of individual directors and a review of the composition and effectiveness of the Board and its committees. Assessments include a review of skills and competencies, both universal, which are important for all Board members to possess, and collective, which are important for one or more Board members to possess for the effective stewardship of the Company. Assessment will also consider whether there are sufficient diversity on the Board and its committees. The results of the annual assessment are reported to the Board along with any recommendations from the Corporate Governance and Nominations Committee for improving the composition of the Board.

Diversity Policy

The Company recognizes and embraces the benefits of having a diverse Board and executive team and has developed and the Board has approved a written diversity policy (the “Diversity Policy”). A diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender and other distinctions between directors. These differences will be considered in determining the composition of the Board. All Board and executive appointments are made on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective.

The Corporate Governance and Nominations Committee reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors. The Corporate Governance and Nominations Committee also oversees the conduct of the annual review of Board effectiveness.

The Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the role that women with the right skills and experience can play in contributing to diversity of the perspective in the boardroom and at the executive level. Selection of female candidates to join the Board or the executive team will be, in part, dependent on the pool of female candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and the contribution the chosen candidate will bring to the Company.

The Diversity Policy also covers senior executive appointments and requires the CEO to have reference to the policy in selecting and assessing candidates and in presenting recommendations to the Board regarding appointments to the senior executive team. The Diversity Policy requires the Board to also consider gender diversity and the objectives of the policy when considering those recommendations.

At the date of adoption of the Diversity Policy, the Board’s aspirational target was to ensure that at least 25% of the Board was made up of women. Although the Company has not adopted specific targets for women in executive positions, the Company has had female leadership in executive positions since the Company’s inception. As women already hold 50% of the executive officer positions, a target would be unnecessary at this time and would be considered when and if the composition of the executive team changes.

Although the Company did not adopt a formal Diversity Policy until the 2016 fiscal year, the Board has always considered diversity as an important aspect of its decision making when recommending appointments to the Board or the executive team. Below is a chart showing the number of women on the Company’s Board and in executive officer positions at the end of the Company’s fiscal year.

	Board Positions				Executive Officer Positions
As at the End of the Fiscal Year	Target	# of Women on Board	Total # of Board Members	Percent	Target	# of Women Executive Officers	Total # of Executive Officers	Percent
2018	25%	2	9	22%	N/A	1	2	50%
2017	25%	2	8	25%	N/A	1	2	50%
2016	25%	2	8	25%	N/A	1	2	50%

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering all factors deemed relevant. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and announce its decision by press release. Absent exceptional circumstances, the Board will be expected to accept the resignation which will be effective on such date. The policy does not apply in circumstances involving contested director elections.

Compensation Committee Interlocks and Insider Participation

The Board has a Compensation Committee, as more fully described under the heading “Statement of Executive Compensation – Compensation Discussion and Analysis”.

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company or its subsidiary. No executive officer of the Company is or has been a director or member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

There were no Compensation Committee or Board interlocks among the members of our Board during 2018.

Other Board of Directors’ Committees

In addition to the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, the Company also has the following standing committee: Environment, Health, Safety and Technical Committee.

The role of the EHST Committee is to review, monitor and assess the effectiveness of the Company’s environmental policies and activities and the Company’s activities as they relate to health and safety issues. The EHST Committee is comprised of Gregory Lang (Chair), William Hayden, and Kalidas Madhavpeddi.

Special Committees are struck as needed.

Assessments

The Board is responsible for selecting and appointing executive officers and for monitoring their performance. The performance of executive officers is annually measured against pre-set objectives and the performance of mining companies of comparable size. The Corporate Governance and Nominating Committee is responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members. The Corporate Governance and Nominating Committee may request each director to provide his or her assessment of the effectiveness of the Board and each evaluation should take into account the competencies and skills each director is expected to bring to his or her particular role on the Board or on a committee, as well as any other relevant facts.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with his/her best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hardcopy of the Company’s financial statements and management’s discussion and analysis and/or a hardcopy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, upon request to Corporate Secretary at Trilogy Metals Inc., Suite 1150, 609 Granville Street, Vancouver, British Columbia, V7Y 1G5, Telephone 604-638-8088, Fax 604-638-0644. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

HOUSEHOLDING

The SEC’s rules permit the Company to deliver a single set of proxy materials to one address shared by two or more of Shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. The Company has delivered only one set of proxy materials to Shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company has received contrary instructions from any Shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, Shareholder proposals intended to be presented at the 2020 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2020 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than December 3, 2019, which is 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year's annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any Shareholder proposal in the proxy materials for the 2020 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a Shareholder to submit a proposal for consideration at the 2019 annual general meeting of the Shareholders. However, the BCBCA, in Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

a)	is a registered owner or beneficial owner of one or more Common Shares; and

b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of C$2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

Pursuant to our advance notice policy, shareholder director nominations must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

Proxies for the 2020 annual meeting of the Shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice (i) by the times specified above with respect to shareholder director nominations or (ii) with respect to all other proposals, at least three months before the anniversary of the Company’s 2019 annual meeting. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

Trilogy Metals Inc.

Attention: Elaine Sanders, Corporate Secretary

c/o Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street
Vancouver, British Columbia
Canada V7X 1L3

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS, this 25TH DAY of marcH, 2019.

“Rick Van Nieuwenhuyse”

Rick Van Nieuwenhuyse
President and Chief Executive Officer

APPENDIX A
BOARD MANDATE

TRILOGY METALS INC.

(the “Company”)

BOARD OF DIRECTORS TERMS OF REFERENCE

A.	PURPOSE

The Board of Directors (the "Board") has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board's fundamental objectives are to enhance and preserve long-term shareholder value, to ensure the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests its other stakeholders such as employees, customers and communities may have in the Company. In overseeing the conduct of the business, the Board, through the Chief Executive Officer, shall set the standards of conduct for the enterprise.

B.	COMPOSITION, PROCEDURES AND ORGANIZATION

The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility for managing its own affairs including selecting its Chair, nominating candidates for election to the Board, constituting committees of the full Board and determining Director compensation. Subject to the Company’s constating documents, the Business Corporations Act (British Columbia) (the “BCBCA”), and the rules and requirements of any securities exchanges that the Company’s securities are listed on, the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.

The Board shall determine the number of directors, which shall not be less than 3, required to effectively manage the Company’s affairs. The Board shall review the recommendation from the Company’s Corporate Governance and Nominating Committee regarding the nominees, and shall recommend the slate of nominees for election by shareholders at the annual meeting. The directors are elected annually at the Company’s annual meeting of shareholders and must meet the requirements of applicable corporate and securities laws, rules and regulations, including those of applicable stock exchanges on which the Company’s shares are listed (“Applicable Laws”).

The majority of the directors shall be independent as determined by Applicable Laws.

The Board shall meet at least 4 times per year, and may also hold additional meetings as considered necessary. The independent directors shall meet on a regular basis as often as necessary to fulfill their responsibilities including at least once every year in an executive session without the presence of non-independent directors and management.

The Board has developed a calendar of the activities to be undertaken by the Board for each meeting, a copy of which is attached hereto as Appendix A.

C.	DUTIES AND RESPONSIBILITIES

The Board's principal duties and responsibilities fall into a number of categories which are outlined below.

1.	Legal Requirements

a)	The Board has the responsibility to ensure that legal requirements have been met and documents and records have been properly prepared, approved and maintained;

b)	The Board has the statutory responsibility to:

(i)	supervise the management of the business and affairs of the Company;

(ii)	act honestly and in good faith with a view to the best interests of the Company;

(iii)	exercise the care, diligence and skill that reasonable, prudent people would exercise in comparable circumstances; and

(iv)	act in accordance with its obligations contained in the BCBCA and the regulations thereto, the Company's constating documents, the Securities Act of each province and territory of Canada, the federal securities laws of the United States, the rules and regulations of securities exchanges on which its securities are listed, including, without limitation, the Toronto Stock Exchange and the NYSE MKT LLC, and other relevant and applicable legislation and regulations.

2.	Independence

The Board has the responsibility to ensure that appropriate structures and procedures are in place to permit the Board to function independently of management.

3.	Strategy Determination

The Board has the responsibility to:

(a)	at least annually, participate with management, in the development of, and ultimately approve, the Company’s strategic plan, taking into account, among other things, the opportunities and risks of the Company’s business;

(b)	approve annual capital and operating budgets that support the Company’s ability to meet its strategic objectives;

(c)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Company;

(d)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(e)	approve material divestitures and acquisitions;

(f)	monitor the Company's progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances;

(g)	conduct periodic reviews of human, technological and capital resources required to implement the Company’s strategy and the regulatory, cultural or governmental constraints on the business; and

(h)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Company’s strategy, and advise management on emerging trends and issues.

4.	Financial and Corporate Issues

The Board has the responsibility:

(a)	to take reasonable steps to ensure the integrity and effectiveness of the Company's internal control and management information systems, including the evaluation and assessment of information provided by management and others (e.g., internal and external auditors) about the integrity and effectiveness of the Company’s internal control and management information systems;

(b)	to review operating and financial performance relative to budgets and objectives;

(c)	to approve the annual financial statements and notes thereto, management’s discussion & analysis of financial condition and results of operations contained in the annual report, the annual information form, the annual report on Form 10-K and the management information circular;

(d)	to submit the Audit Committee’s appointment of the external auditors for the Company to the shareholders of the Company for ratification; and

(e)	to approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Company.

5.	Managing Risk

The Board has the responsibility to understand the principal risks of the business in which the Company is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders, and to ensure that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Company.

6.	Appointment, Training and Monitoring Senior Management

The Board has the responsibility:

(a)	to appoint the Chief Executive Officer (the "CEO"), to monitor and assess CEO performance against corporate goals and objectives, to determine CEO compensation, to consider the recommendations of the Compensation Committee, and to provide advice and counsel in the execution of the CEO's duties;

(b)	to approve the appointment and remuneration of all executive officers, acting upon the advice of the CEO;

(c)	to the extent possible, to satisfy itself as to the integrity of the CEO and other executive officers and satisfy itself that the CEO and other executive officers are creating a culture of integrity throughout the Company;

(d)	to approve certain decisions relating to executive management, including the:

(i)	appointment and discharge of executive officers;

(ii)	compensation and benefits for executive officers;

(iii)	acceptance by the CEO of any outside directorships on public companies or any significant public service commitments; and

(iv)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for senior officers; and

(e)	to ensure that adequate provision has been made to train and develop management and for the orderly succession of the CEO and the other senior officers.

7.	Policies, Procedures and Compliance

The Board has the responsibility:

(a)	to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

(b)	to approve and monitor compliance with significant policies and procedures by which the Company is operated;

(c)	to ensure the Company sets high environmental standards in its operations and is in compliance with environmental laws and legislation;

(d)	to ensure the Company has in place appropriate programs and policies for the health and safety of its employees in the workplace; and

(e)	to review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

8.	Governance

The Board has the responsibility:

(a)	to appoint Board committees, including an Audit Committee, and delegate to those committees any appropriate powers of the Board;

(b)	to review the size and composition required of the Board and approve nominations for candidates for election to the Board, with a view to ensuring that the Board is comprised of directors with the necessary skills and experience to facilitate effective decision-making;

(c)	to develop the Company’s approach to corporate governance; and

(d)	to review annually its terms of reference and its performance and the performance of the Board committees, the Chair of the Board, the Lead Director where applicable, and the Chair of the committees to ensure that the Board and the committees are operating effectively.

9.	Reporting and Communication

The Board has the responsibility:

(a)	to adopt a communication or disclosure policy for the Company and ensure that the Company has in place effective communication processes with shareholders and other stakeholders (including measures to enable stakeholders to communicate with the independent directors of the Board) and with financial, regulatory and other institutions and agencies;

(b)	to ensure that the financial performance of the Company is accurately reported to shareholders, other security holders and regulators on a timely and regular basis in accordance with all applicable securities laws, rules and regulations;

(c)	to ensure that the financial results are reported fairly and in accordance with generally accepted accounting principles in effect at the time and all applicable securities laws, rules and regulations;

(d)	to ensure the timely reporting of any other developments that have a significant and material impact on the value of the Company;

(e)	to approve the content of the Company’s major communications to shareholders and the investing public, including the interim/annual reports (including the financial statements and management, discussion and analysis), the management information circular (including compensation, discussion and analysis and the disclosure of corporate governance practices), the annual information form, any prospectuses that may be issued, and any significant information respecting the Company contained in any documents incorporated by reference in any such prospectuses; and

(f)	to report annually to shareholders on its stewardship of the affairs of the Company for the preceding year.

D.	THE CHAIR OF THE BOARD & LEAD DIRECTOR

The Chair is accountable to the Board and shall have the duties of a member of the Board as set out in applicable corporate laws and in the Company’s constating documents and as otherwise determined by the Board. The Chair, or Lead Director where applicable, is responsible for the management, development and effective performance of the Board and leads the Board to ensure that it fulfills its duties as required by law and as set out in the Board Terms of Reference.

1.	Appointment

The Chair shall be appointed annually by the Board and shall have such skills and abilities appropriate to the appointment of the Chair as shall be determined necessary and desirable by the Board.

2.	Qualifications of the Board Chair

The Chair shall be a duly elected member of the Board and shall be independent as defined under applicable securities laws, rules and regulations and the requirements of any applicable securities exchanges, unless the Board determines that it is inappropriate to require the Chair to be independent. If the Board determines that it would be inappropriate to require the Chair of the Board to be independent, then the independent directors shall select from among their number a director who will act as “Lead Director” and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. The Chair, if independent, or the Lead Director if the Chair is not independent, shall act as the effective leader of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties.

3.	Vacancy

Where a vacancy occurs at any time in the position of Chair, it shall be filled by the Board. The Board may remove and replace the Chair at any time.

4.	Duties

The Chair, or Lead Director where applicable, has the responsibility to:

(a)	organize the Board to function independently of management;

(b)	promote ethical and responsible decision making, appropriate oversight of management and best practices in corporate governance;

(c)	ensure that the Board works as a cohesive team and provide the leadership essential for this purpose;

(d)	ensure that the responsibilities of the Board are well understood by both the Board and management, and that the boundaries between Board and management responsibilities are clearly understood and respected;

(e)	manage the affairs of the Board, including ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities;

(f)	act as a liaison between the Board and senior management to ensure that relationships between the Board and senior management are conducted in a professional and constructive manner;

(g)	provide advice, counsel and mentorship to other members of the Board, the President and CEO and other senior members of management;

(h)	lead the Board in establishing, reviewing and monitoring the strategy, goals, objectives and policies of the Company;

(i)	communicate all major developments and issues to the Board in a timely manner, initiate opportune discussion of such matters and ensure provision to the Board of sufficient information to permit the Board to fulfill its oversight responsibilities;

(j)	communicate with all members of the Board to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Board and its committees;

(k)	adopt procedures to ensure that the Board can conduct its work effectively and efficiently, including committee structure and composition, scheduling, and management of meetings;

(l)	ensure that, where functions are delegated to appropriate committees, the functions are carried out and the results thereof are reported to the Board;

(m)	as necessary and in consultation with the President and/or CEO, ensure the Company, and where appropriate the Board, is adequately represented at official functions and meetings with major shareholders, other stakeholders, financial analysts, media and the investment community;

(n)	determine, in consultation with the Board and management, the time and places of the meetings of the Board and of the annual general meeting;

(o)	co-ordinate with management and the Secretary to ensure that matters to be considered by the Board are properly presented and given the appropriate opportunity for discussion;

(p)	ensure the Board has the opportunity to meet without members of management present on a regular basis;

(q)	assist in the preparation of the agenda of the Board meetings;

(r)	preside as chair of each meeting of the Board and as chair of each meeting of the shareholders of the Company; and

(s)	carry out other duties as requested by the Board as a whole, depending on need and circumstance.

E.	COMMITTEE CHAIRS

1.	Appointment

The Chair of each Committee shall be appointed annually by the Board.

2.	Qualifications of a Committee Chair

Each Committee Chair shall be a duly elected member of the Board.

3.	Vacancy

Where a vacancy occurs at any time in the position of a Committee Chair, it shall be filled by the Board. The Board may remove and replace a Committee Chair at any time.

4.	Duties

The Chair of a Committee shall lead and oversee the applicable Committee to ensure it fulfills its mandate as set out in its terms of reference. In particular, the Chair shall:

(a)	organize the Committee to function independently of management, including organizing in-camera sessions and other meetings without management;

(b)	foster ethical and responsible decision-making by the Committee and its members;

(c)	deal effectively with dissent and work constructively towards arriving at decisions and achieving consensus;

(d)	ensure that the Committee has an opportunity to meet without members of management present at regular intervals;

(e)	determine, in consultation with the Committee and management, the time and places of the meetings of the Committee;

(f)	manage the affairs of the Committee, including ensuring that the Committee is organized properly, functions effectively and meets its obligations and responsibilities;

(g)	co-ordinate with management and the secretary to the Committee to ensure that matters to be considered by the Committee are properly presented and given the appropriate opportunity for discussion;

(h)	provide advice and counsel to the President and/or CEO and other senior members of management in the areas covered by the Committee's mandate;

(i)	preside as chair of each meeting of the Committee; and

communicate with all members of the Committee to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Committee.

F.	INDIVIDUAL DIRECTORS

Each Director (i) shall act honestly, in good faith and in the best interests of the Company and its shareholders and (ii) must exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, each Director shall have the following responsibilities:

1.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	represent the best interests of the Company and its shareholders, assist in the maximization of shareholder value and work towards the long-term success of the Company;

(b)	advance the interests of the Company and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Company;

(c)	provide constructive counsel to and oversight of management;

(d)	respect the confidentiality of information and matters pertaining to the Company;

(e)	maintain his or her independence, generally and as defined under applicable securities laws, and objectivity;

(f)	be available as a resource to the Board; and

(g)	fulfill the legal requirements and obligations of a director and shall develop a comprehensive understanding of the statutory and fiduciary roles of a director.

2.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Company’s Code of Business Ethics;

(b)	disclose to the Secretary, prior to the beginning of his or her service on the Board, and thereafter as they arise, all actual and potential conflicts of interest; and

(c)	disclose to the Chair of the Board, in advance of any Board vote or discussion, if the Board or a committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Company and abstain from discussion and/or voting on such matter as determined to be appropriate.

3.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and committee meeting by reading the reports, minutes and background materials provided for the meeting;

(b)	attend in person the annual meeting of the Company and attend all meetings of the Board and all meetings of committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other; and

(c)	as necessary and appropriate, communicate with the Chair and with the President and/or CEO between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

4.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

(b)	encourage free and open discussion of the Company’s affairs by the Board;

(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

(e)	respect the President and CEO’s role as the chief spokesperson for the Company and participate in external communications only at the request of, with the approval of, and in coordination with, the Chair, the President and the CEO;

(f)	communicate with the Chair and other Directors between meetings when appropriate;

(g)	maintain an inquisitive attitude and strive to raise questions in an appropriate manner and at proper times; and

(h)	think, speak and act in a reasoned, independent manner.

5.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on committees and become knowledgeable about the purpose and goals of each committee; and

(b)	understand the process of committee work and the role of management and staff supporting the committee.

6.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable about the Company’s business and its industry;

(b)	participate in Director orientation and education programs developed by the Company from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Company operates;

(d)	become acquainted with the senior officers and key management personnel; and

(e)	gain and update his or her knowledge about the Company’s facilities and visit these facilities when appropriate.

G.	OUTSIDE CONSULTANTS OR ADVISORS

At the Company’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

Dated: February 27, 2012

Amended and restated: October 23, 2012, with effect from December 1, 2012

Amended and restated: December 5, 2014

Amended and restated: December 15, 2016

BOARD OF DIRECTORS

CALENDAR OF ACTIVITIES

Matter	Year end	Q1	Q2	Q3	Budget/ Strategy

Business to be conducted at each meeting:

•     Approve minutes of previous meetings

•     Review Action Items

•     President’s Report: Operations, Corporate Development & Strategic Update

•     Review of Financial Results Year to Date & Annual Forecast

•     Approval of Audit Committee Report, Approval of Annual/Interim Financial Statements, MD&A and Press Release

•     Investor Relations Report

•     Approval of Stock Option Grants (as necessary)

•     In-Camera Meeting of Independent Directors

	X	X	X	X	X
Approve Reports and Recommendations from: • Corporate Governance & Compensation Committee • EHS Committee	X	X	X	X	X
Review of CEO Performance and Approval of Compensation for CEO and Senior Officers	X
43-101 Report (as necessary for material projects)	X	X	X	X	X
Approval of Annual Information Form and Annual Report on Form 10-K	X
Approve Record Date and Date for Annual Meeting	X
Approval of Management Information Circular • Approve Nominees for Directors and Appointment of Auditors		X
Appointment of Committees		X
Appointment of Officers		X
Director Education Sessions, as needed	X	X	X	X	X
Review Terms of Reference and Calendar of Activities				X
Approve Strategic Plan					X
Approve Capital and Operating Budgets and Financial Plan					X
Risk Management Review • Review of Delegation of Authority					X

APPENDIX B
ADDITIONAL ANNUAL REPORT INFORMATION

Directors and Executive Officers Principal Occupation and Business

Name, Position	Principal Occupation	Principal Business of Employer

Tony Giardini Director	Chief Financial Officer of Kinross Gold Corporation	Mining

William Hayden Director	Self -employed Geologist	Mining

William Hensley Director	Distinguished Visiting Professor of Business and Public Policy University of Alaska Anchorage	Education

Gregory Lang Director	President and Chief Executive Officer of NOVAGOLD Resources Inc.	Mining

Kalidas Madhavpeddi Director	President of Azteca Consulting LLC	Consultant

Gerald McConnell Director	Chairman of Namibia Rare Earths Inc.	Mining

Elaine Sanders Vice President, Chief Financial Officer and Corporate Secretary	Vice President, Chief Financial Officer and Corporate Secretary of the Company	Mining

Janice Stairs Director	General Counsel to Namibia Rare Earths Inc.	Mining

Rick Van Nieuwenhuyse Director, President and Chief Executive Officer	President and Chief Executive Officer of the Company	Mining

Diana Walters Director	Owner and sole manager of 575 Grant LLC	Consultant

Price Range of Common Shares

The Trilogy Shares are listed on the TSX and the NYSE American under the symbol “TMQ”. On February 8, 2019, there were 1,477 holders of record of our shares, which does not include shareholders for which shares are held in nominee or street name. The following tables set out the market price range of the Common Shares on the TSX and NYSE American for the two fiscal years prior to the date hereof.

	NYSE American		TSX (C$)
Fiscal Quarter	High	Low	High	Low
Q1 2017	0.59	0.44	0.80	0.58
Q2 2017	0.80	0.45	1.02	0.60
Q3 2017	1.35	0.58	1.60	0.78
Q4 2017	1.18	0.79	1.47	1.00
Q1 2018	1.64	0.69	2.03	0.90
Q2 2018	1.52	1.05	2.00	1.32
Q3 2018	2.02	1.26	2.62	1.64
Q4 2018	2.34	1.74	3.00	2.30
December 2018 – February 8, 2019	2.25	1.48	2.94	2.18

On February 8, 2019, the closing price of our Common Shares on the TSX was C$2.79 per Common Share and on the NYSE American was $2.11 per Common Share.

Dividend Policy

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or our Board determines that our shareholders could make better use of the cash.

Selected Financial Data

The selected financial data in the table below have been selected in part, from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The selected financial data should be read in conjunction with those consolidated financial statements and the notes thereto.

in thousands of dollars, except per share amounts

	Year ended November 30
	2018 $	2017 $	2016 $	2015 $	2014 $
Results of operations
Loss and comprehensive loss for the period	21,849	21,104	4,862	9,532	9,648
Basic and diluted loss per share	0.18	0.20	0.05	0.12	0.17

Financial position
Working capital (deficit)	21,976	4,851	15,056	16,134	4,846
Total assets	54,659	40,279	46,747	51,181	36,826
Total long-term liabilities			-	-	-
Shareholders’ equity	32,202	25,665	46,154	50,430	35,847

APPENDIX C
TRILOGY METALS INC.
RESTRICTED SHARE UNIT PLAN

1.	PURPOSE

1.1	This Plan has been established by the Corporation to assist the Corporation in the recruitment and retention of highly qualified employees and consultants by providing a means to reward superior performance, to motivate Participants under the Plan to achieve important corporate and personal objectives and, through the issuance of Share Units in the Corporation to Participants under the Plan, to better align the interests of Participants with the long-term interests of Shareholders.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means the bookkeeping account established and maintained by the Corporation for each Participant in which the number of Share Units of the Participant are recorded;

(b)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(c)	“Beneficiary” means any person designated by the Participant as his or her beneficiary under the Plan in accordance with Section 14.1 or, failing any such effective designation, the Participant’s legal representative;

(d)	“Board” means the Board of Directors of the Corporation;

(e)	“Change of Control” means:

(i)	the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Corporation which, together with any other voting securities of the Corporation held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Corporation;

(ii)	an amalgamation, arrangement or other form of business combination of the Corporation with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Corporation (including a merged or successor company) resulting from the business combination; or

(iii)	the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than a subsidiary of the Corporation or other than in the ordinary course of business of the Corporation;

(f)	“Committee” means the Compensation Committee of the Board or any other committee or person designated by the Board to administer the Plan, provided, however, if the Company ceases to qualify as a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act), the Committee shall be a committee of the Board comprised of not less than two directors, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3;

(g)	“Corporation” means Trilogy Metals Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee;

(h)	“Designated Subsidiary” means an entity (including a partnership) in which the Corporation holds, directly or indirectly, a majority voting interest and which has been designated by the Corporation for purposes of the Plan from time to time;

(i)	“Director” means a director of the Corporation;

(j)	“Eligible Consultant” means an individual, other than an Employee, that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Subsidiary under a written contract between the Corporation or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee, (ii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Subsidiary, and (iii) does not provide services in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the registrant's securities;

(k)	“Employee” means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations;

(l)	“Employer” means the Corporation, the Designated Subsidiary or the combination or partnership of such corporations that employs the Participant or that employed the Participant immediately prior to the Participant’s Termination Date;

(m)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(n)	“Expiry Date” means, with respect to Share Units granted to a Participant, the date determined by the Corporation for such purpose for such grant, which date shall be no later than the date which is two years after the Participant’s Termination Date and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules in paragraph 248(1)(k) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time;

(o)	“Fiscal Year” means a fiscal year of the Corporation;

(p)	“Grant Agreement” means an agreement between the Corporation and a Participant under which Share Units are granted, together with such amendments, deletions or changes thereto as are permitted under the Plan;

(q)	“Grant Date” of a Share Unit means the date a Share Unit is granted to a Participant under the Plan;

(r)	“Insider” has the meaning provided for purposes of the TSX relating to Security Based Compensation Arrangements;

(s)	“Joint Actor” means a person acting “jointly or in concert with” another person within the meaning of Section 96 of the Securities Act (British Columbia) or as such section may be amended or re-enacted from time to time;

(t)	“Market Value” with respect to a Share as at any date means the arithmetic average of the closing price of the Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date (or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange on which the Shares are then listed and posted for trading as may be selected for such purpose by the Corporation). In the event that the Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the Market Value of the Shares as determined by the Board in its discretion, acting reasonably and in good faith;

(u)	“Participant” means a bona fide full-time or part-time Employee, an Eligible Consultant or a director who, in any such case, has been designated by the Corporation for participation in the Plan;

(v)	“Payout Date” means a date selected by the Corporation, in accordance with and as contemplated by Sections 3.2, 6.1 and 7.1;

(w)	“Plan” means this 2012 Restricted Share Unit Plan;

(x)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization;

(y)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation;

(z)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time;

(aa)	“Securities Act” means the U.S. Securities Act of 1933, as amended;

(bb)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements;

(cc)	“Shareholders” means the holders of Shares;

(dd)	“Shares” mean common shares of the Corporation and includes any securities of the Corporation into which such common shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise;

(ee)	“Share Unit” means a unit credited by means of an entry on the books of the Corporation to a Participant pursuant to the Plan, representing the right to receive, subject to and in accordance with the Plan, for each Vested Share Unit one Share or cash equal to the Market Value of one Share, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement;

(ff)	“Stock Exchange Rules” means the applicable rules of any stock exchange upon which Shares are listed;

(gg)	“Termination Date” means the date on which a Participant ceases, for any reason including resignation, termination, death or disability, to be an active Employee, an Eligible Consultant, or a director, as the case may be, and, in the case of a Participant who is an Employee, where the employment is terminated by the Employer, whether wrongful or for cause or otherwise, such date shall be the date notice of termination is provided and, in the case of a Participant who is an Eligible Consultant, the date the written contract between the Eligible Consultant and the Corporation or any Designated Subsidiary is terminated or expires and the Eligible Consultant no longer provides services thereunder;

(hh)	“TSX” means the Toronto Stock Exchange; and

(ii)	“Vested Share Units” shall mean Share Units in respect of which all vesting terms and conditions set forth in the Plan and the applicable Grant Agreement have been either satisfied or waived in accordance with the Plan.

2.2	In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.	GRANT OF SHARE UNITS AND TERMS

3.1	The Corporation may grant Share Units to such Participant or Participants in such number and at such times as the Corporation may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a Fiscal Year or otherwise as compensation, including as an incentive for future performance by the Participant.

3.2	In granting any Share Units pursuant to Section 3.1, the Corporation shall designate:

(a)	the number of Share Units which are being granted to the Participant;

(b)	any time based conditions as to vesting of the Share Units to become Vested Share Units;

(c)	the Payout Date, which shall in no event be later than the Expiry Date and, unless otherwise determined on the Grant Date, shall be the third anniversary of the Grant Date; and

(d)	the Expiry Date;

which shall be set out in the Grant Agreement.

3.3	The conditions may relate to all or any portion of the Share Units in a grant and may be graduated such that different percentages of the Share Units in a grant will become Vested Share Units depending on the extent of satisfaction of one or more such conditions. The Corporation may, in its discretion and having regard to the best interests of the Corporation, subsequent to the Grant Date of a Share Unit, waive any resulting conditions, provided that the waiver of such conditions will not accelerate the time of payment with respect to such Share Units, and the payout will occur on the Payout Date as set forth in the Grant Agreement or pursuant to Sections 7.1 or 8.3 of the Plan, if applicable.

4.	GRANT AGREEMENT

4.1	Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

5.	SHARE UNIT GRANTS AND ACCOUNTS

5.1	An Account shall be maintained by the Corporation for each Participant. On the Grant Date, the Account will be credited with the Share Units granted to a Participant on that date.

6.	PAYOUTS

6.1	On each Payout Date, the Participant shall be entitled to receive, and the Corporation shall issue or provide, a payout with respect to those Vested Share Units in the Participant’s Account to which the Payout Date relates, in one of the following forms:

(a)	subject to shareholder approval of this Plan and the limitations set forth in Section 11.2 below, Shares issued from treasury equal in number to the Vested Share Units in the Participant’s Account to which the Payout Date relates, subject to any applicable deductions and withholdings;

(b)	subject to and in accordance with any Applicable Law, Shares purchased by an independent administrator of the Plan in the open market for the purposes of providing Shares to Participants under the Plan equal in number to the Vested Share Units in the Participant’s Account to which the Payout Date relates, subject to any applicable deductions and withholdings;

(c)	the payment of a cash amount to a Participant on the Payout Date equal to the number of Vested Share Units in respect of which the Corporation makes such a determination, multiplied by the Market Value on the Payout Date, subject to any applicable deductions and withholdings; or

(d)	any combination of the foregoing,

as determined by the Corporation, in its sole discretion.

6.2	No fractional Shares shall be issued and any fractional entitlements will be rounded down to the nearest whole number.

6.3	Shares issued by the Corporation from treasury under Section 6.1(a) of this Plan shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

6.4	The Corporation or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. Each of the Corporation or a Designated Subsidiary shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

7.	CHANGE OF CONTROL

7.1	Notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, all outstanding Share Units shall become Vested Share Units on any Change of Control and, except as otherwise provided in Section 16 hereof, the Payout Date in connection with such Vested Share Units shall, notwithstanding any provisions in the Grant Agreement, be accelerated to the date of such Change of Control and the Corporation shall, as soon as practicable following such Change of Control, issue or provide Shares or make payments to such Participants with respect to such Vested Share Units in accordance with Section 6.

8.	TERMINATION OF EMPLOYMENT AND FORFEITURES

8.1	Unless otherwise determined by the Corporation pursuant to Section 8.2, on a Participant’s Termination Date, any Share Units in a Participant’s Account which are not Vested Share Units shall terminate and be forfeited.

8.2	Notwithstanding Section 8.1, where a Participant ceases to be an Employee as a result of the termination of his or her employment without cause, then in respect of each grant of Share Units made to such Participant, at the Corporation’s discretion, all or a portion of such Participant’s Share Units may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Corporation in its sole discretion.

8.3	Except as otherwise provided in Section 16, in the event a Participant’s Termination Date is prior to the Payout Date with respect to any Vested Share Units in such Participant’s Account, the Payout Date with respect to such Vested Share Units shall, notwithstanding any provision in the Grant Agreement, be accelerated to the Participant’s Termination Date and the Corporation shall, as soon as practicable following such Termination Date, issue or provide Shares or make payment to such Participant, or Beneficiary thereof, as applicable, with respect to such Vested Share Units in accordance with Section 6.

9.	FORFEITED UNITS

9.1	Notwithstanding any other provision of the Plan or a Grant Agreement, Share Units granted hereunder shall terminate on, if not redeemed or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after, the Expiry Date.

10.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

10.1	In the event that the Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of Share Units then recorded in the Participant’s Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of Share Units recorded in the Participant’s Account on the record date fixed for such distribution, subdivision or consolidation.

10.2	In the event there shall be any change, other than as specified in Section 10.1, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Share Units then recorded in the Participant’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

10.3	In the case of any such substitution, change or adjustment as provided for in this Section10, the variation shall generally require that the aggregate Market Value of the Share Units then recorded in the Participant’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such aggregate Market Value after the variation.

11.	RESTRICTIONS ON ISSUANCES

11.1	Share Units may be granted by the Corporation in accordance with this Plan provided the aggregate number of Share Units outstanding pursuant to the Plan from time to time shall not exceed 3% of the number of issued and outstanding Shares from time to time.

11.2	The maximum number of Shares issuable to Insiders pursuant to Section 6.1(a) of the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares. The maximum number of Shares issued to Insiders pursuant to Section 6.1(a) of the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares.

12.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

12.1	Until such time as the Corporation receives shareholder approval of the issuances from treasury contemplated in Section 6.1(a), the Plan may be amended, suspended or terminated at any time by the Board in whole or in part. No amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by Applicable Law, adversely affect the rights accrued to such Participants with respect to Share Units granted prior to the date of the amendment.

12.2	Following shareholder approval of any issuances from treasury as contemplated by Section 6.1(a), the Corporation may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Corporation, in its sole discretion, determines appropriate, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(a)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(b)	to change the vesting provisions of Share Units;

(c)	to change the termination provisions of Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Share Units;

(d)	to make the amendments contemplated by Section 16.1(f); or

(e)	to make any amendments necessary or advisable because of any change in Applicable Law;

provided, however, that:

(f)	no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(g)	shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in:

(i)	an increase in the maximum number of Shares issuable pursuant to the Plan (other than pursuant to Section 10);

(ii)	an extension of the Expiry Date for Share Units granted to Insiders under the Plan;

(iii)	other types of compensation through Share issuance;

(iv)	an expansion of the rights of a Participant to assign Share Units other than as set forth in Section 15.2; or

(v)	the addition of additional categories of Participants (other than as contemplated by Section 10).

12.3	If the Corporation terminates the Plan, Share Units previously credited shall, at the discretion of the Corporation, either (a) be settled immediately in accordance with the terms of the Plan in effect at such time, or (b) remain outstanding and in effect and settled in due course in accordance with the applicable terms and conditions, in either case without shareholder approval.

13.	ADMINISTRATION

13.1	Unless otherwise determined by the Board, the Plan shall be administered by the Committee subject to Applicable Laws. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, each Designated Subsidiary and the Corporation. All expenses of administration of the Plan shall be borne by the Corporation.

13.2	The Corporation shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties. At such times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his or her Share Units including the Grant Date and the Vested Share Units and unvested Share Units held by each Participant. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within 30 days after such statement is given to the Participant.

13.3	The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

14.	BENEFICIARIES AND CLAIMS FOR BENEFITS

14.1	Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form and executed and filed in such manner as the Corporation may from time to time determine.

15.	GENERAL

15.1	The transfer of an Employee from the Corporation to a Designated Subsidiary, from a Designated Subsidiary to the Corporation or from a Designated Subsidiary to another Designated Subsidiary, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Corporation as continuing intact the employment relationship.

15.2	The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Participant under the Plan or in any Share Unit shall not be transferable or assignable other than by operation of law, except, if and on such terms as the Corporation may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a Participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the Participant, the Participant’s spouse, the Participant’s minor children or the Participant’s minor grandchildren, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant’s Beneficiary, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 registration statement under the Securities Act to sell shares received pursuant to the Share Unit.

15.3	The Corporation’s grant of any Share Units or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation or a Designated Subsidiary all information and undertakings as may be required to permit compliance with Applicable Law.

15.4	A Participant shall not have the right or be entitled to exercise any voting rights, receive any distribution or have or be entitled to any other rights as a Shareholder in respect of any Share Units.

15.5	Neither designation of an Employee as a Participant nor the grant of any Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Share Units under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the Corporation or a Designated Subsidiary to terminate a Participant’s employment, or service under contract, at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall be considered as extending the period of employment for the purposes of the Plan.

15.6	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Employee’s employment or any consultant’s contractual relationship with the Corporation or a Designated Subsidiary.

15.7	The Plan shall be an unfunded obligation of the Corporation. Neither the establishment of the Plan nor the grant of any Share Units or the setting aside of assets by the Corporation (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust. The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation.

15.8	This Plan is established under the laws of the Province of British Columbia and the rights of all parties and the construction of each and every provision of the Plan and any Share Units granted hereunder shall be construed according to the laws of the Province of British Columbia.

16.	SECTION 409A

16.1	It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the Corporation may provide in the applicable Grant Agreement with respect to Share Units granted to Participants whose benefits under the Plan are or may become subject to Section 409A, such terms and conditions as may be required for compliance with Section 409A. In addition, the following will apply to the extent that a Participant’s Share Units are subject to Section 409A.

(a)	Except as permitted under Section 409A, any Share Units, or payment with respect to Share Units, may not be reduced by, or offset against, any amount owing by the Participant to the Corporation or any Designated Subsidiary.

(b)	If a Participant otherwise would become entitled to receive payment in respect of any Share Units as a result of his or her ceasing to be an Employee, an Eligible Consultant or director upon a Termination Date, any payment made on account of such person ceasing to be an Employee or Eligible Consultant shall be made at that time only if the Participant has experienced a “separation from service” (within the meaning of Section 409A).

(c)	If a Participant is a “specified employee” (within the meaning of Section 409A) at the time he or she otherwise would be entitled to payment as a result of his or her separation from service, any payment that otherwise would be payable during the six-month period following such separation from service will be delayed and shall be paid on the first day of the seventh month following the date of such separation from service or, if earlier, the Participant’s date of death.

(d)	A Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(e)	Each Participant, any beneficiary or the Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Designated Subsidiary or affiliate shall have any obligation to indemnify or otherwise hold such Participant or beneficiary or the Participant’s estate harmless from any or all of such taxes or penalties.

(f)	If and to the extent that Share Units would otherwise become payable upon a Change of Control as defined in the Plan, such payment will occur at that time only if such change of control also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets of the Corporation” as defined under Section 409A and applicable regulations (a “409A Change in Control”). If a Change of Control as defined in the Plan is not also a 409A Change in Control, unless otherwise permitted under Section 409A the time for the payment of Share Units will not be accelerated and will be payable pursuant to the terms of the Plan and applicable Grant Agreement as if such Change of Control had not occurred.

(g)	In the event that the Committee determines that any amounts payable under the Plan will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Grant Agreement and/or (ii) take such other actions as the Corporation determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

(h)	In the event the Corporation terminates the Plan in accordance with Section 12.3, the time and manner of payment of amounts that are subject to 409A will be made in accordance with the rules under Section 409A. The Plan will not be terminated except as permitted under Section 409A. No change to the termination provisions of Share Units or the Plan pursuant to Section 12.2(d) will be made except as permitted under Section 409A.

APPENDIX D
TRILOGY METALS INC.
NON-EMPLOYEE DIRECTORS DEFERRED SHARE UNIT PLAN

1.	PURPOSE OF THE PLAN

1.1	This Plan has been established by the Corporation to promote the interests of the Corporation by attracting and retaining qualified persons to serve on the Board and to promote a greater alignment of long term interests between such Participants and the shareholders of the Corporation.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Deferred Share Units, in accordance with the terms of the Plan.

(b)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules.

(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act (British Columbia)) of the Corporation, which, when added to all other voting securities of the Corporation at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Corporation or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board.

(e)	“Committee” means the Compensation Committee of the Board.

(f)	“Common Shares” means common shares of the Corporation and includes any securities of the Corporation into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise.

(g)	“Corporation” means Trilogy Metals Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(h)	“DSU” or “Deferred Share Unit” means a unit credited to a Participant by way of a bookkeeping entry in the books of the Corporation pursuant to this Plan, the value of which is equivalent in value to a Common Share.

(i)	“Grant” means any Deferred Share Unit credited to the Account of a Participant.

(j)	“Insider” has the meaning provided for purposes of the TSX relating to Security Based Compensation Arrangements.

(k)	“Notice of Redemption” means written notice, on a prescribed form, by the Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant’s wish to redeem his or her Deferred Share Units.

(l)	“Participant” means a director of the Corporation who is designated by the Committee as eligible to participate in the Plan.

(m)	“Plan” means this 2012 Non-Employee Directors Deferred Share Unit Plan.

(n)	“Redemption Date” means the date that a Notice of Redemption is received by the Corporation; provided in the case of a U.S. Eligible Participant, however, the Redemption Date will be made the earlier of (i) “separation from service” within the meaning of Section 409A of the Code, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(o)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.

(p)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.

(q)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements.

(r)	“Share Price” means the closing price of a Common Share on the TSX averaged over the five (5) consecutive trading days immediately preceding (a) in the case of a Grant, the last day of the fiscal quarter preceding the date of Grant in respect of a director, or (b) in the case of a redemption, the Redemption Date, as applicable, or in the event such shares are not traded on the TSX, the fair market value of such shares as determined by the Committee acting in good faith.

(s)	“Stock Exchange Rules” means the applicable rules of any stock exchange upon which the Common Shares are listed.

(t)	“Termination Date” means the date of a Participant’s death, or retirement from, or loss of office or employment with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada), including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

(u)	“TSX” means the Toronto Stock Exchange.

(v)	“U.S. Eligible Participant” refers to a Participant who, at any time during the period from the date Deferred Share Units are granted to the Participant to the date such Deferred Share Units are redeemed by the Participant, is subject to income taxation in the United States on the income received for his or her services as a director of the Corporation and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Canada-U.S. Income Tax Convention, as amended from time to time.

3.	NON-EMPLOYEE DIRECTOR COMPENSATION

3.1	Establishment of Annual Base Compensation

An annual compensation amount (the "Annual Base Compensation") payable to non-employee Directors (hereafter "Directors") of the Corporation shall be established from time-to-time by the Board. The amount of Annual Base Compensation will be reported annually in the Corporation’s management information circular.

3.2	Payment of Annual Base Compensation

(a)	The Annual Base Compensation shall be payable in quarterly installments, with each installment payable as promptly as practicable following the last business day of the fiscal quarter to which it applies. Quarterly payments shall be pro rated if Board service commences or terminates during a fiscal quarter. The number of DSUs to be paid and the terms of the DSUs shall be determined as provided in the following sections of this Plan.

(b)	Each Director may elect to receive in DSUs up to 50% of his or her Annual Base Compensation by completing and delivering a written election to the Corporation on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the date of such election. Further, where an individual becomes a Director for the first time during a fiscal year and such individual has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, such individual may elect to participate in the Plan with respect to fiscal quarters of the Corporation commencing after the Corporation receives such individual’s written election, which election must be received by the Corporation no later than 30 days after such individual’s appointment as a Director. For greater certainty, new Directors will not be entitled to receive DSUs pursuant to an election for the quarter in which they submit their first election to the Corporation or any previous quarter. Elections hereunder shall be irrevocable with respect to compensation earned during the period to which such election relates.

(c)	All DSUs granted with respect to Annual Base Compensation will be credited to the Director's Account when such Annual Base Compensation is payable (the "Grant Date").

(d)	The Director's Account will be credited with the number of DSUs calculated to the nearest thousandths of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the Grant Date by the Share Price. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

3.3	Additional Deferred Share Units

In addition to DSUs granted pursuant to Section 3.2, the Board may award such number of DSUs to a Participant as the Board deems advisable to provide the Participant with appropriate equity-based compensation for the services he or she renders to the Corporation. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to a Participant’s Account. The Corporation and a Participant who receives an award of DSUs pursuant to this Section 3.3 shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

4.	ADMINISTRATION OF DSU ACCOUNTS

4.1	Administration of Plan

The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;

(b)	to interpret and construe the Plan and to determine all questions arising out of the Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to prescribe the form of the instruments used in conjunction with the Plan; and

(d)	to determine which members of the Board are eligible to participate in the Plan.

4.2	Redemption of Deferred Share Units

(a)	Each Participant shall be entitled to redeem his or her Deferred Share Units during the period commencing on the business day immediately following the Termination Date and ending on the 90th day following the Termination Date by providing a written Notice of Redemption to the Corporation. In the event of death of a Participant, the Notice of Redemption shall be filed by the legal representative of the Participant. In the case of a U.S. Eligible Participant, however, the redemption will be deemed to be made on the earlier of (i) “separation from service” within the meaning of Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(b)	Upon redemption, the Participant shall be entitled to receive, and the Corporation shall issue or provide:

(i)	subject to shareholder approval of this Plan and the limitations set forth in Section 6.2 below, a number of Common Shares issued from treasury equal to the number of DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(ii)	subject to and in accordance with any Applicable Law, a number of Common Shares purchased by an independent administrator of the Plan in the open market for the purposes of providing Common Shares to Participants under the Plan equal in number to the DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(iii)	the payment of a cash amount to a Participant equal to the number of DSUs multiplied by the Share Price, subject to any applicable deductions and withholdings; or

(iv)	any combination of the foregoing,

(v)	as determined by the Corporation, in its sole discretion.

4.3	Payment Notwithstanding

Notwithstanding any other provision of this Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Participant’s Termination Date.

5.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

5.1	Subdivisions or Consolidations

In the event that the Common Shares shall be subdivided or consolidated into a different number of Common Shares or a distribution shall be declared upon the Common Shares payable in Common Shares, the number of DSUs then recorded in the Director’s Account shall be adjusted by replacing such number by a number equal to the number of Common Shares which would be held by the Director immediately after the distribution, subdivision or consolidation, should the Director have held a number of Common Shares equal to the number of DSUs recorded in the Director’s Account on the record date fixed for such distribution, subdivision or consolidation.

5.2	Reorganizations

In the event there shall be any change, other than as specified in Section 5.1, in the number or kind of outstanding Common Shares or of any shares or other securities into which such Common Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Common Share referred to in the Plan or for each share into which such Common Share shall have been so changed or exchanged, the kind of securities into which each outstanding Common Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Director’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

5.3	Adjustments

In the case of any such substitution, change or adjustment as provided for in this Section 5, the variation shall generally require that the number of DSUs then recorded in the Director’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied.

6.	RESTRICTIONS ON ISSUANCES

6.1	Maximum Number of DSUs

DSUs may be granted by the Corporation in accordance with this Plan provided the aggregate number of DSUs outstanding pursuant to the Plan from time to time shall not exceed 2% of the number of issued and outstanding Common Shares from time to time.

6.2	Insider Participation Limits

The maximum number of Common Shares issuable to Insiders pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Common Shares. The maximum number of Common Shares issued to Insiders pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Common Shares.

7.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

7.1	Amendment to the Plan

Until such time as the Corporation receives shareholder approval of the issuances from treasury contemplated in Section 4.2(b)(i), the Plan may be amended, suspended or terminated at any time by the Board in whole or in part. No amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by Applicable Law, adversely affect the rights accrued to such Participants with respect to DSUs granted prior to the date of the amendment.

Following shareholder approval of any issuances from treasury as contemplated in Section 4.2(b)(i), the Board may at any time, and from time to time, and without shareholder approval, amend any provision of the Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c)	amendments to the termination provisions of Section 7.2;

(d)	amendments necessary or advisable because of any change in Applicable Laws;

(e)	amendments to the transferability of Deferred Share Units provided for in Section 8.10;

(f)	amendments to Section 4.1 relating to the administration of the Plan; and

(g)	any other amendment, fundamental or otherwise, not requiring shareholder approval under Applicable Laws;

provided, however, that:

(h)	no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(i)	shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment:

(i)	to Section 6.1 in order to increase the maximum number of Deferred Share Units which may be issued under this Plan (other than pursuant to Section 5);

(ii)	to Section 7.1; or

(iii)	to the definition of “Participant”.

7.2	Plan Termination

The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Deferred Share Units shall be awarded or credited under the Plan. Any Deferred Share Units which remain outstanding in a Participant’s Account at that time shall continue to be dealt with according to the terms of the Plan. The Plan shall terminate when all payments owing pursuant to Section 4.2 of the Plan have been made and all Deferred Share Units have been cancelled in all Participants’ Accounts

8.	GENERAL PROVISIONS

8.1	Withholding

The Corporation may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Common Shares which would otherwise be issued or provided to a Participant hereunder.

8.2	Assignability

No right to receive payment of DSUs and other benefits under the Plan shall be transferable or assignable by a Participant except by will or laws of descent and distribution.

8.3	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Corporation.

8.4	Final Determination

Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 7.1 of the Plan.

8.5	No Right to Employment

Participation in the Plan shall not be construed to give any Participant a right to be retained as a Director.

8.6	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

8.7	No Shareholder Rights

Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares nor shall any Participant be considered the owner of Common Shares by virtue of the award of Deferred Share Units.

8.8	Reorganization of the Corporation

The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.9	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation.

8.10	General Restrictions and Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

8.11	Section 409A

It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding anything in the Plan to the contrary, the following will apply with respect to the rights and benefits of U.S. Eligible Participants under the Plan:

(a)	Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of a U.S. Eligible Participant may not be reduced by, or offset against, any amount owing by the U.S. Eligible Participant to the Corporation or any of its affiliates.

(b)	If a U.S. Eligible Participant becomes entitled to receive payment in respect of any Deferred Share Units as a result of his or her “separation from service” (within the meaning of Section 409A), and the U.S Eligible Participant is a “specified employee” (within the meaning of Section 409A) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Deferred Share Units constitute “deferred compensation” (within the meaning of Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then payment of such “deferred compensation” shall not be made to the U.S Eligible Participant before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S Eligible Participant’s date of death.

(c)	A U.S. Eligible Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(d)	Each U.S Eligible Participant, any beneficiary or the U.S Eligible Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S Eligible Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate shall have any obligation to indemnify or otherwise hold such U.S Eligible Participant or beneficiary or the U.S Eligible Participant’s estate harmless from any or all of such taxes or penalties.

(f)	In the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Deferred Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Deferred Share Units hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

(g)	In the event the Corporation terminates the Plan in accordance with Section 7, the time and manner of payment of amounts that are subject to 409A will be made in accordance with the rules under 409A. The Plan will not be terminated except as permitted under 409A.

8.12	Forfeiture Provision

If a Participant is subject to tax under the Income Tax Act (Canada) and also is a U.S. Eligible Participant with respect to DSUs, the following special rules regarding forfeiture of such Deferred Share Units will apply if the Participant’s DSUs are subject to Section 409A. For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under Section 409A and/or under paragraph 6801(d) of the regulations under the Income Tax Act (Canada), that may result because of the different requirements as to the time of settlement of Deferred Share Units with respect to a Participant’s “separation from service” (within the meaning of Section 409A) (“Separation From Service”) and his retirement or loss of office (under tax laws of Canada). If a Participant otherwise would be entitled to payment of DSUs in any of the following circumstances, such DSUs shall instead be immediately and irrevocably forfeited (for greater certainty, without any compensation therefore):

(a)	a Participant experiences a Separation From Service as a result of a permanent decrease in the level of services provided to less than 20% of his past service in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(b)	a Participant experiences a Separation From Service upon ceasing to be a director while continuing to provide services as an employee in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(c)	a Participant experiences a serious disability that continues for more than 29 months in circumstances that constitute a Separation from Service and do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(d)	a Participant experiences a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) by virtue of ceasing employment as both an employee and as a director, but he continues to provide services as an independent contractor such that he has not experienced a Separation From Service.

8.13	Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.

8.14	Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.15	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

-90-